The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the securities nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(7)
Registration No. 333-218162

Subject to Completion. Dated August 8, 2017.

Preliminary Prospectus Supplement

(To Prospectus dated May 22, 2017)

Hyatt Hotels Corporation

8,654,050 Shares of Class A Common Stock Offered by the Selling Stockholders

The selling stockholders named in this prospectus supplement are offering 8,654,050 shares of Class A common stock of Hyatt Hotels Corporation. We will not receive any proceeds from the sale of our Class A common stock by the selling stockholders.

Our Class A common stock is listed on the New York Stock Exchange (“NYSE”), under the symbol “H”. On August 8, 2017, the last reported sale price of our Class A common stock as reported on the NYSE was $58.94 per share.

Hyatt Hotels Corporation has two classes of common stock outstanding, Class A common stock and Class B common stock (together, the “common stock”). The rights of the holders of our Class A common stock and Class B common stock are identical, except with respect to voting and conversion. The Class A common stock is entitled to one vote per share. The Class B common stock is entitled to ten votes per share. Each share of Class B common stock is convertible at any time into one share of Class A common stock.

The underwriter has agreed to purchase the shares of our Class A common stock from the selling stockholders at a price of $     per share, which will result in $     of proceeds to the selling stockholders before expenses. The underwriter proposes to offer the shares of Class A common stock from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. See “Underwriting.”

Investing in our Class A common stock involves risks. You should carefully consider the risk factors referred to in the section titled “Risk Factors” on page S-4 of this prospectus supplement, in the accompanying prospectus and in the documents incorporated or deemed incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in our Class A common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares against payment in New York, New York on or about            , 2017.

Morgan Stanley

Prospectus Supplement dated                , 2017.

PROSPECTUS SUPPLEMENT

PROSPECTUS

Neither we, the selling stockholders nor the underwriter (or any of its affiliates) has authorized anyone to provide you with information different from that contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf. Neither we, the selling stockholders nor the underwriter (or any of its affiliates) takes any responsibility for, or can provide any assurance as to the reliability of, any information other than the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf. The selling stockholders and the underwriter are offering to sell, and seeking offers to buy, shares of our Class A common stock only in jurisdictions where offers and sales are permitted.

You should assume that the information appearing or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf is accurate only as of their respective dates or on the date or dates which are specified in such documents, and that any information in documents that we have incorporated by reference is accurate only as of the date of such document incorporated by reference. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document has two parts, a prospectus supplement and an accompanying prospectus, dated May 22, 2017. This prospectus supplement and the accompanying prospectus are part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC” or “Commission”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (Securities Act), using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. This prospectus supplement, which describes certain matters relating to us and the specific terms of this offering of shares of Class A common stock, adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in this prospectus supplement or in the accompanying prospectus) the statement in the document having the later date modifies or supersedes the earlier statement.

You should read the registration statement of which this prospectus is a part, together with the additional information described under the sections of this prospectus titled “Where You Can Find More Information” and “Incorporation by Reference” before you make any investment decision.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Class A common stock in certain jurisdictions may be restricted by law. None of the selling stockholders nor the underwriter is making an offer of the Class A common stock in any jurisdiction where the offer is not permitted. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the Class A common stock. None of us, the selling stockholders nor the underwriter is making any representation to you regarding the legality of an investment in the Class A common stock by you under applicable investment or similar laws.

Terms capitalized but not defined in this prospectus supplement shall have the meanings ascribed to them in the accompanying prospectus.

Unless otherwise specified or the context otherwise requires, references in this prospectus to “we,” “our,” “us,” “Hyatt,” and the “Company” refer to Hyatt Hotels Corporation and its consolidated subsidiaries.

We refer in this prospectus supplement to (i) investment funds associated with The Goldman Sachs Group, Inc. as “GS,” (ii) our Annual Report on Form 10-K for the year ended December 31, 2016, filed on February 16, 2017, as our “2016 Form 10-K,” (iii) our Definitive Proxy Statement on Schedule 14A, filed on April 6, 2017 (but only with respect to information required by Part III of our Annual Report on Form 10-K), as our “2017 Proxy Statement” and (iv) (1) various lineal descendants of Nicholas J. Pritzker (deceased) and spouses and adopted children of such descendants; (2) various trusts for the benefit of the individuals described in clause (1) and trustees thereof; and (3) various entities owned and/or controlled, directly and/or indirectly, by the individuals and trusts described in (1) and (2) as “Pritzker family business interests.”

S-ii

SUMMARY

This summary highlights certain significant aspects of our business and this offering. It does not contain all of the information that you should consider before investing in shares of our Class A common stock. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the factors described or referred to under the heading “Risk Factors” herein, in our 2016 Form 10-K and in the detailed information that is incorporated into this prospectus supplement and the accompanying prospectus by reference to our 2016 Form 10-K before making an investment decision.

Our Company

Hyatt Hotels Corporation is a global hospitality company with widely recognized, industry leading brands and a tradition of innovation developed over our nearly sixty-year history. We develop, own, operate, manage, franchise, license or provide services to a portfolio of properties, consisting of full service hotels, select service hotels, resorts and other properties, including timeshare, fractional and other forms of residential and vacation properties. At June 30, 2017, our worldwide hotel portfolio consisted of 686 hotels (175,626 rooms), including:

•	290 managed properties (94,382 rooms), all of which we operate under management agreements with third-party property owners;

•	326 franchised properties (53,629 rooms), all of which are owned by third parties that have franchise agreements with us and are operated by third parties;

•	33 owned properties (16,802 rooms) (including 1 consolidated hospitality venture), 1 capital leased property (171 rooms), and 7 operating leased properties (2,411 rooms), all of which we manage; and

•	23 managed properties and 6 franchised properties owned or leased by unconsolidated hospitality ventures (8,231 rooms).

Our worldwide property portfolio also included:

•	3 destination wellness resorts (421 rooms), all of which we own and operate (including 1 consolidated hospitality venture);

•	6 all inclusive resorts (2,401 rooms), all of which are owned by a third party in which we hold a common share investment and which operates the resorts under franchise agreements with us;

•	16 vacation ownership properties (1,038 units), all of which are licensed by Interval Leisure Group (“ILG”) under the Hyatt Residence Club brand and operated by third parties, including ILG and its affiliates; and

•	20 residential properties (2,562 units), which consist of branded residences and serviced apartments. We manage all of the serviced apartments and those branded residential units that participate in a rental program with an adjacent Hyatt-branded hotel.

We report our consolidated operations in U.S. dollars and manage our business within four reportable segments as described below:

•	Owned and leased hotels, which consists of our owned and leased full service and select service hotels and, for purposes of segment Adjusted EBITDA, our pro rata share of the Adjusted EBITDA of our unconsolidated hospitality ventures, based on our ownership percentage of each venture;

•	Americas management and franchising, which consists of our management and franchising of properties located in the United States, Latin America, Canada and the Caribbean;

•	ASPAC management and franchising, which consists of our management and franchising of properties located in Southeast Asia, as well as Greater China, Australia, South Korea, Japan and Micronesia; and

•	EAME/SW Asia management and franchising, which consists of our management and franchising of properties located in Europe, Africa, the Middle East, India, Central Asia and Nepal.

Within corporate and other, we include our unallocated corporate overhead, results of Miraval Group (“Miraval”), license fees related to Hyatt Residence Club and results of our co-branded credit card.

Our full service hotels and resorts operate under eight established brands: Park Hyatt, Miraval, Grand Hyatt, Hyatt Regency, Hyatt, Andaz, Hyatt Centric and The Unbound Collection by Hyatt. Our two select service brands are Hyatt Place and Hyatt House, an extended stay brand. Our all inclusive resort brands are Hyatt Ziva and Hyatt Zilara. We also manage, provide services to or license our trademarks with respect to residential ownership units that are often adjacent to a Hyatt-branded full service hotel. We consult with third parties in the design and development of such mixed-use projects. We license our trademarks with respect to vacation ownership units, which are part of the Hyatt Residence Club. In 2014, we sold our vacation ownership business to an affiliate of ILG and entered into a long-term license agreement.

Substantially all of our hotel general managers are trained professionals in the hospitality industry with extensive hospitality experience in their local markets and host countries. The general managers of our managed properties are empowered to operate their properties on an independent basis using their market knowledge, management experience and understanding of our brands. Our colleagues and hotel general managers are supported by our regional management teams located in cities around the world and our executive management team, headquartered in Chicago.

Our principal executive offices are located at 71 South Wacker Drive, 12th Floor, Chicago, Illinois 60606. Our telephone number is (312) 750-1234. Our website address is www.hyatt.com. The information on, or that may be accessed through, our website is not a part of this prospectus or any accompanying prospectus supplement.

Hyatt®, Park Hyatt®, Miraval®, Grand Hyatt®, Hyatt Regency®, Andaz®, Hyatt Centric®, The Unbound Collection by Hyatt™, Hyatt Place®, Hyatt House®, Hyatt Ziva™, Hyatt Zilara™, Hyatt Residence Club®, Hyatt Residences®, Hyatt Resorts™ and related trademarks, logos, trade names and service marks appearing in this prospectus or any accompanying prospectus supplement are the property of Hyatt Corporation, or another wholly owned subsidiary of Hyatt Hotels Corporation. All other trademarks, trade names or service marks appearing in this prospectus or any accompanying prospectus supplement are the property of their respective owners.

Risk Factors

See the sections entitled “Risk Factors” in our 2016 Form 10-K and in this prospectus supplement for a discussion of the factors you should consider carefully before deciding to invest in our Class A common stock.

The Offering

The following summary of the offering contains basic information about the offering and our Class A common stock and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of our Class A common stock, please refer to the section of the accompanying prospectus entitled “Description of Capital Stock.”

Class A common stock offered by the selling stockholders	8,654,050 shares.

Class A common stock to be outstanding after this offering	47,594,651 shares.

Class B common stock to be outstanding after this offering	77,436,789 shares.

Use of proceeds	We will not receive any of the proceeds from this sale of shares of Class A common stock by the selling stockholders.

Dividend policy	We have never declared or paid cash dividends on our common stock. In addition, we must comply with the covenants in our revolving credit facility if we want to pay cash dividends. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, capital requirements, restrictions contained in current or future financing instruments and such other factors as our board of directors deems relevant.

Risk factors	See “Risk Factors” for a discussion of risks you should carefully consider before deciding to invest in our Class A common stock.

NYSE trading symbol	“H.”

The number of shares of Class A common stock that will be outstanding after this offering is based on the number of shares of our Class A common stock outstanding as of July 28, 2017 and (i) does not assume the conversion of any outstanding shares of Class B common stock other than those converting into shares of Class A common stock in connection with this offering, (ii) does not reflect 1,500,000 shares of Class A common stock sold into the public market upon conversion of 1,500,000 shares of Class B common stock by certain Pritzker family stockholders pursuant to Rule 144 under the Securities Act subsequent to July 28, 2017, and (iii) does not give effect to the 4,241,533 shares of Class A common stock reserved for issuance under our Third Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan, 513,133 shares of our Class A common stock reserved for issuance under the Hyatt Hotels Corporation Employee Stock Purchase Plan, 1,169,195 shares of our Class A common stock available for issuance pursuant to the Amended and Restated Hyatt Corporation Deferred Compensation Plan and 300,000 shares of Class A common stock available for issuance pursuant to the Hyatt International Hotels Retirement Plan commonly known as the Field Retirement Plan.

RISK FACTORS

Investing in our Class A common stock involves risks. You should carefully consider the risks and uncertainties described below as well as those contained under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, which are incorporated herein by reference, before you decide whether to purchase our Class A common stock. These risks could materially affect our business, results of operations or financial condition and cause the trading price of our Class A common stock to decline. You could lose all or part of your investment. For more information, see the sections of this prospectus supplement titled “Where You Can Find More Information” and “Incorporation by Reference.”

Risks Related to this Offering and Ownership of Our Class A Common Stock

As a public company, we incur significant costs which may adversely affect our operating results and financial condition.

As a public company, we have incurred and will continue to incur significant legal, accounting and other expenses, including costs associated with public company reporting requirements. The expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. We invest in resources to comply with evolving laws and regulations, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. These laws and regulations could also make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These laws and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as our executive officers.

Our stock price has been and is likely to continue to be volatile, and you may not be able to resell shares of your Class A common stock at or above the price you paid.

The stock market in general, and hospitality companies in particular, including us, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the underlying businesses. This market volatility, as well as general economic, market or political conditions, could reduce the market price of shares of our Class A common stock in spite of our operating performance. In addition, companies that own or lease a greater proportion of properties have recently experienced disproportionate volatility and price and volume fluctuations and we expect this trend to continue. These broad market and industry factors may seriously harm the market price of our Class A common stock, regardless of our actual operating performance.

In addition to the risks described in this section, several factors that could cause the price of our Class A common stock in the public market to fluctuate significantly include, among others, the following:

•	annual variations in our operating results compared to our guidance;

•	announcements of acquisitions of or investments in other businesses and properties or dispositions;

•	announcements of new services or products or significant price reductions by us or our competitors;

•	size of our public float;

•	future conversions to and sales of our Class A common stock by current holders of Class B common stock in the public market, or the perception in the market that the holders of a large number of shares of Class B common stock intend to sell shares;

•	stock price performance of our competitors;

•	fluctuations in stock market prices and volumes in the U.S. and abroad;

•	low investor confidence;

•	default on our indebtedness or foreclosure of our properties;

•	changes in senior management or key personnel;

•	downgrades or changes in financial estimates by securities analysts or negative reports published by securities analysts about our business or the hospitality industry in general;

•	negative earnings or other announcements by us or other hospitality companies;

•	downgrades in our credit ratings or the credit ratings of our competitors;

•	issuances or repurchases of equity or debt securities;

•	a decision to pay or not to pay dividends;

•	terrorist activities or threats of such activities, civil or political unrest or war; and

•	global economic, legal and regulatory factors unrelated to our performance.

Volatility in the market price of our Class A common stock may prevent investors from being able to sell their Class A common stock at or above the price at which they purchased the stock. As a result, investors may suffer a loss on their investment.

Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. This litigation, if instituted against us, could result in substantial costs, reduce our profits, divert our management’s attention and resources and harm our business.

Reports published by securities or industry analysts, including projections in those reports that exceed our actual results, could adversely affect our stock price and trading volume.

Securities research analysts have established and publish their own quarterly projections for our business. These projections may vary widely from one another and may not accurately predict the results we actually achieve. Our stock price may decline if our actual results do not match securities research analysts’ projections. Similarly, if one or more of the analysts who writes reports on us downgrades our stock or publishes inaccurate or unfavorable research about our business, or the hospitality industry in general, our stock price could decline. If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, our stock price or trading volume could decline.

Anti-takeover provisions in our organizational documents and Delaware law, as well as agreements with our major stockholders, may discourage or prevent a change of control, even if a sale of Hyatt would be beneficial to our stockholders, which could cause our stock price to decline and prevent attempts by our stockholders to replace or remove our current board of directors or management.

Our amended and restated certificate of incorporation and bylaws, as well as agreements with our major stockholders, contain provisions that may make it difficult to remove our board of directors and management and may discourage or delay “change of control” transactions that certain stockholders may view as beneficial or could involve the payment of a premium over prevailing market prices for our Class A common stock. These provisions include, among others:

•	Our amended and restated certificate of incorporation provides for a dual class ownership structure, in which our Class B common stock is entitled to ten votes per share and our Class A common stock is entitled to one vote per share. As a result of this structure, our major stockholders have significant influence or actual control over matters requiring stockholder approval.

•	Voting agreements entered into with or among our major stockholders require these stockholders to vote their shares consistent with the recommendation of our board of directors, assuming in certain instances that a majority of a minimum of three independent directors (excluding for such purposes any Pritzker) or, in the case of transactions involving us and an affiliate, all of such minimum of three independent directors (excluding for such purposes any Pritzker) agree with the recommendation. While the voting agreements are in effect, they may provide our board of directors with effective control over matters requiring stockholder approval.

•	Lock-up agreements entered into with stockholders party to our 2007 Stockholders’ Agreement, dated as of August 2007, as amended, by and among Hyatt and the parties thereto (the “2007 Stockholders’ Agreement”) limit the ability of these stockholders to sell their shares to any person who would be required to file a Schedule 13D with the SEC disclosing an intent to acquire the shares other than for investment purposes and, in certain instances, to competitors of ours in the hospitality, lodging or gaming industries.

•	Stockholders party to our 2007 Stockholders’ Agreement have agreed, subject to certain limited exceptions, to “standstill” provisions that prevent the stockholders from acquiring additional shares of our common stock, making or participating in acquisition proposals for us or soliciting proxies in connection with meetings of our stockholders, unless the stockholders are invited to do so by our board of directors.

•	Our board of directors is divided into three classes, with each class serving for a staggered three-year term, which prevents stockholders from electing an entirely new board of directors at an annual meeting.

•	Our directors may be removed only for cause, which prevents stockholders from being able to remove directors without cause other than those directors who are being elected at an annual meeting.

•	Our amended and restated certificate of incorporation does not provide for cumulative voting in the election of directors. As a result, holders of our Class B common stock will control the election of directors and the ability of holders of our Class A common stock to elect director candidates will be limited.

•	Vacancies on our board of directors, and any newly created director positions created by the expansion of the board of directors, may be filled only by a majority of remaining directors then in office.

•	Actions to be taken by our stockholders may only be effected at an annual or special meeting of our stockholders and not by written consent.

•	Special meetings of our stockholders can be called only by the Chairman of the Board or by our corporate secretary at the direction of our board of directors.

•	Advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors and propose matters to be brought before an annual meeting of our stockholders may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

•	Our board of directors may, without stockholder approval, issue series of preferred stock, or rights to acquire preferred stock, that could dilute the interest of, or impair the voting power of, holders of our common stock or could also be used as a method of discouraging, delaying or preventing a change of control.

•	An affirmative vote of the holders of at least 80% of the voting power of our outstanding capital stock entitled to vote is required to amend any provision of our certificate of incorporation or bylaws.

Pritzker family business interests have substantial control over us and have the ability to control the election of directors and other matters submitted to stockholders for approval, which will limit your ability to influence corporate matters or result in actions that you do not believe to be in our interests or your interests.

Our Class B common stock is entitled to ten votes per share and our Class A common stock is entitled to one vote per share. At July 28, 2017, Pritzker family business interests beneficially own, in the aggregate, 75,166,394 shares, or approximately 87.3%, of our Class B common stock, and 305,023 shares, or less than 1.0%, of Class A common stock, representing approximately 60.4% of the outstanding shares of our common stock and approximately 83.6% of the total voting power of our outstanding common stock. Following this offering, Pritzker family business interests will beneficially own, in the aggregate, approximately 97.1% of our Class B common stock and less than 1% of our Class A common stock, representing approximately 60.4% of the outstanding shares of our common stock and approximately 91.5% of the total voting power of our outstanding common stock. Such numbers and percentages do not reflect 1,500,000 shares of Class A common stock sold into the public market upon conversion of 1,500,000 shares of Class B common stock by certain Pritzker family stockholders pursuant to Rule 144 under the Securities Act subsequent to July 28, 2017. As a result, consistent with the voting agreements contained in the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement, Pritzker family business interests will be able to exert a significant degree of influence or actual control over our management and affairs and over matters requiring stockholder approval, including the election of directors, a merger, consolidation or sale of all or substantially all of our assets and any other significant transaction. While the voting agreements are in effect, they may provide our board of directors with the effective control over matters requiring stockholder approval. Because of our dual class ownership structure, Pritzker family business interests will continue to exert a significant degree of influence or actual control over matters requiring stockholder approval, even if they own less than 50% of the outstanding shares of our common stock. This concentrated control will limit your ability to influence corporate matters, and the interests of Pritzker family business interests may not coincide with our interests or your interests. As a result, we may take actions that you do not believe to be in our interests or your interests and that could depress our stock price. See also “—Voting agreements entered into with or among our major stockholders, including Pritzker family business interests, will result in a substantial number of our shares being voted consistent with the recommendation of our board of directors, and may limit your ability to influence the election of directors and other matters submitted to stockholders for approval.”

In addition, the difference in the voting rights between our Class A common stock and Class B common stock could diminish the value of the Class A common stock to the extent that investors or any potential future purchasers of our common stock ascribe value to the superior voting rights of the Class B common stock.

Disputes among Pritzker family members and among Pritzker family members and the trustees of the Pritzker family trusts may result in significant distractions to our management, disrupt our business, have a negative effect on the trading price of our Class A common stock and/or generate negative publicity about Hyatt and the Pritzker family.

In the past, disputes have arisen between and among certain Pritzker family members, and between and among beneficiaries of the Pritzker family trusts and the trustees of such trusts, with respect to, among other things, the ownership, operation, governance and management of certain Pritzker family business interests. In connection with certain of these disputes, claims were alleged, and in certain cases, proceedings were initiated, against certain Pritzker family members, including Thomas J. Pritzker, our executive chairman, and other Pritzker family members, some of whom have been or are our directors, and against the trustees, including Thomas J. Pritzker in his former capacity as a co-trustee of the Pritzker family U.S. situs trusts. Such past allegations related to, among others, trust management and administration and violations of certain trustee duties, including fiduciary duties. Some of these disputes led to significant negative publicity for the Pritzker family. These disputes were resolved with no admissions or finding of any misconduct.

Disputes among Pritzker family members, and between and among beneficiaries of the Pritzker family trusts and the trustees of such trusts, including with respect to Hyatt, may arise or continue in the future. If such disputes occur, they may result in significant distractions to our management, disrupt our business, have a negative effect on the trading price of our Class A common stock and/or generate negative publicity about Hyatt and Pritzker family members, including Pritzker family members involved with Hyatt.

Voting agreements entered into with or among our major stockholders, including Pritzker family business interests, will result in a substantial number of our shares being voted consistent with the recommendation of our board of directors, and may limit your ability to influence the election of directors and other matters submitted to stockholders for approval.

Pritzker family business interests, which beneficially own at July 28, 2017, directly or indirectly, 75,471,417 shares, or 60.4% of our total outstanding common stock and control approximately 83.6% of our total voting power, or 91.5% of the total voting power of our outstanding common stock after giving effect to this offering (reflecting the conversion of 8,654,050 shares of Class B common stock into 8,654,050 shares of Class A common stock in connection with the sale of stock in this offering), have entered into a voting agreement with respect to all shares of common stock beneficially owned by Pritzker family business interests. Such numbers and percentages do not reflect 1,500,000 shares of Class A common stock sold into the public market upon conversion of 1,500,000 shares of Class B common stock by certain Pritzker family stockholders pursuant to Rule 144 under the Securities Act subsequent to July 28, 2017. During the term of the voting agreement, which expires on the date upon which more than 75% of the Company’s fully diluted shares of common stock is owned by non-Pritzker family business interests, Pritzker family business interests have agreed to vote their shares of our common stock consistent with the recommendation of our board of directors with respect to all matters (assuming agreement as to any such matter by a majority of a minimum of three independent directors (excluding for such purposes any Pritzker)) or, in the case of transactions involving us and an affiliate, assuming agreement of all of such minimum of three independent directors (excluding for such purposes any Pritzker). In addition, at July 28, 2017, the stockholders party to the 2007 Stockholder’s Agreement, including the selling stockholders, beneficially own, in the aggregate, approximately 12.7% of our outstanding Class B common stock, representing approximately 12.1% of the total voting power of our outstanding common stock. After giving effect to this offering, the stockholders party to the 2007 Stockholder’s Agreement, including the selling stockholders, will beneficially own, in the aggregate, approximately 2.9% of our outstanding Class B common stock, representing approximately 2.8% of the total voting power of our outstanding common stock. Pursuant to the 2007 Stockholder’s Agreement, the stockholders party thereto have entered into a voting agreement with us, with respect to the shares of common stock that they beneficially own, and have agreed to vote their shares of common stock consistent with the recommendation of our board of directors, without any separate requirement that our independent directors agree with the recommendation. These voting agreements expire on the date that Thomas J. Pritzker is no longer chairman of our board of directors. See Part I, Item 1, “Business—Stockholder Agreements” of our 2016 Form 10-K, which is incorporated by reference herein.

While the voting agreements are in effect, they may provide our board of directors with effective control over matters requiring stockholder approval, including the election of directors, a merger, consolidation or sale of all or substantially all of our assets and any other significant transaction. This is because the number of our shares that are required by the voting agreements to be voted consistent with the recommendation of our board of directors will be sufficient to determine the outcome of the election of directors and other matters submitted to stockholders for approval. This will limit your ability to influence the election of directors and other matters submitted to stockholders for approval, even if you do not believe those actions to be in our interests or your interests. For instance, the voting agreements may have the effect of delaying or preventing a transaction that would result in a change of control, if our board of directors does not recommend that our stockholders vote in favor of the transaction, even if you or some or all of our major stockholders believe that the transaction is in our interests or your interests. On the other hand, the voting agreements may result in our stockholders approving a transaction that would result in a change of control, if our board of directors recommends that our stockholders vote in favor of the transaction, even if you or some or all of our major stockholders believe that the transaction is not in our interests or your interests.

A significant number of shares of Class A common stock issuable upon conversion of Class B common stock could be sold into the market, which could depress our stock price even if our business is doing well.

Future sales of our Class A common stock in the public market, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. Based on shares of common stock outstanding as of July 28, 2017, upon completion of this offering, we will have 47,594,651 shares of Class A common stock outstanding, including 8,654,050 shares of Class A common stock to be sold in this offering, and 77,436,789 shares of Class B common stock outstanding. Such numbers do not reflect 1,500,000 shares of Class A common stock sold into the public market upon conversion of 1,500,000 shares of Class B common stock by certain Pritzker family stockholders pursuant to Rule 144 under the Securities Act subsequent to July 28, 2017.

Of the outstanding shares following completion of this offering, 47,299,955 shares of Class A common stock outstanding, including the 8,654,050 shares of Class A common stock to be sold in this offering, will be freely tradable in the public market without restriction or further registration under the Securities Act of 1933, as amended (the “Securities Act”), unless these shares are held by any of our “affiliates,” as that term is defined in Rule 144 under the Securities Act (“Rule 144”). The remaining 294,696 outstanding shares of Class A common stock and 77,436,789 outstanding shares of Class B common stock are deemed “restricted securities,” as that term is defined in Rule 144 under the Securities Act. Restricted securities may be sold in the public market only if they are registered under the Securities Act or they qualify for an exemption from registration under Rule 144 or 701 under the Securities Act (“Rule 701”). Of these restricted securities, and subject to the contractual lock-up restrictions and underwriter lock-up agreements described below, as applicable, 15,616,231 shares of Class A common stock issuable upon conversion of currently outstanding Class B common stock and 8,470 shares of outstanding Class A common stock have been registered for resale pursuant to the resale shelf registration statement on Form S-3 filed with the SEC on May 22, 2017, excluding the shares being sold in this offering. Additionally, another 14,203 shares of Class A common stock that are deemed restricted securities are otherwise eligible to be sold at any time.

Based on shares of common stock outstanding as of July 28, 2017, upon completion of this offering, parties to the 2007 Stockholders’ Agreement will hold 2,270,395 restricted shares of Class B common stock. The shares subject to the 2007 Stockholders’ Agreement are eligible to be sold at any time, subject to applicable securities laws and the applicable rights of first refusal, “drag along” rights and other restrictions contained in the 2007 Stockholders’ Agreement. See Part I, Item 1, “Business—Stockholder Agreements—2007 Stockholders’ Agreement” in our 2016 Form 10-K, which is incorporated by reference herein. The Company has waived its rights of first refusal under the 2007 Stockholders’ Agreement with respect to the 8,654,050 shares being sold in this offering.

The remaining restricted securities (based on shares of common stock outstanding as of July 28, 2017), consisting of 75,166,394 shares of Class B common stock and 280,493 shares of Class A common stock, together with 24,530 shares of Class A common stock previously registered, are subject to contractual lock-up and certain other restrictions contained in the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement as described in Part I, Item 1, “Business—Stockholder Agreements.” These contractual restrictions may be amended, waived or terminated by the parties to those agreements in accordance with the terms of such agreements without our consent and without notice; the 25% limitation on sales of our common stock may, with respect to each 12 month period, be increased to a higher percentage or waived entirely by the unanimous affirmative vote of our independent directors (excluding for such purposes any Pritzker). All such shares of Class A common stock, including shares of Class A common stock issuable upon conversion of shares of Class B common stock, will be eligible for resale in compliance with Rule 144 or Rule 701 to the extent the lock-up restrictions contained in the Amended and Restated Global Hyatt Agreement or the Amended and Restated Foreign Global Hyatt Agreement, as applicable, are waived or terminated with respect to such shares.

Assuming the lock-up restrictions contained in the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement are not amended, waived or terminated and that there are no transfers of shares amongst Pritzker family stockholders, and further assuming the parties to these agreements sell the maximum amount permitted to be sold during the first time period that such shares are eligible to be sold as set forth below, and subject to any applicable restrictions contained in such agreements and the provisions of Rule 144 and/or Rule 701 under the Securities Act, the securities eligible to be sold by Pritzker family stockholders under the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement will be available for sale in the public market as follows:

Time Period	Number of Shares*
During the 12 month period from November 5, 2016 through November 4, 2017	20,170,972
During the 12 month period from November 5, 2017 through November 4, 2018	19,241,046
During the 12 month period from November 5, 2018 through November 4, 2019	13,449,973
During the 12 month period from November 5, 2019 through November 4, 2020	6,916,287
During the 12 month period from November 5, 2020 through November 4, 2021	6,419,886
During the 12 month period from November 5, 2021 through November 4, 2022	6,271,290
During the 12 month period from November 5, 2022 through November 4, 2023	3,001,963

*	The foregoing numbers are based on information as of July 28, 2017 and assume that the maximum number of shares permitted to be sold during each period set forth above are, in fact, sold during each such period. To the extent any shares are not sold during the first time period that such shares are eligible to be sold as described above, the number of shares that may be sold in subsequent time periods may change.

Subject to the lock-up restrictions contained in the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement described above, Pritzker family stockholders have registered for resale 15,607,761 shares of Class A common stock issuable upon conversion of currently outstanding Class B common stock and 8,470 shares of Class A common stock pursuant to the resale shelf registration statement on Form S-3 filed with the SEC on May 22, 2017.

In addition, at July 28, 2017, 4,241,533 shares of our Class A common stock were reserved for issuance under the Third Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan (the “LTIP”). These shares of Class A common stock will become eligible for sale in the public market once those shares are issued or awarded under our LTIP, subject to provisions of various award agreements and Rule 144, as applicable. In addition, 513,133 shares of our Class A common stock were reserved for issuance under the Hyatt Hotels Corporation Employee Stock Purchase Plan (the “ESPP”), 1,169,195 shares of our Class A common stock remained available for issuance pursuant to the Amended and Restated Hyatt Corporation Deferred Compensation Plan (the “DCP”) and 300,000 shares of Class A common stock remained available for issuance pursuant to the Hyatt International Hotels Retirement Plan (commonly known as the Field Retirement Plan) (the “FRP”).

In addition to the contractual lock-up restrictions described above, in connection with this offering, we, our directors and executive officers, and the selling stockholders of our common stock have each agreed, subject to certain exceptions, not to dispose of or hedge any of our or their common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus continuing through the date 30 days after the date of this prospectus, except with the prior written consent of the underwriter. See “Underwriting” for a description of these lock-up agreements.

If any of these holders causes a large number of securities to be sold in the public market, the sales could reduce the trading price of our Class A common stock. These sales also could impede our ability to raise future capital. See also “—If holders of shares of our Class B common stock convert their shares of Class B common stock into shares of Class A common stock and exercise their registration rights, a significant number of shares of our Class A common stock could be sold into the market, which could reduce the trading price of our Class A common stock and impede our ability to raise future capital.”

We also may issue shares of our Class A common stock from time to time as consideration for future acquisitions and investments. If any such acquisition or investment is significant, the number of shares that we may issue may in turn be significant.

If holders of shares of our Class B common stock convert their shares of Class B common stock into shares of Class A common stock and exercise their registration rights, a significant number of shares of our Class A common stock could be sold into the market, which could reduce the trading price of our Class A common stock and impede our ability to raise future capital.

Holders of 86,395,862 shares of our common stock (or 69.1% of our total outstanding shares of common stock at July 28, 2017), including Pritzker family business interests and the selling stockholders, have rights, subject to certain conditions, to require us to file registration statements registering sales of shares of Class A common stock acquired upon conversion of such Class B common stock or to include sales of such shares of Class A common stock in registration statements that we may file for ourselves or for other stockholders. In order to exercise such registration rights, the holder must be permitted to sell shares of its common stock under applicable lock-up restrictions. See “—A significant number of shares of Class A common stock issuable upon conversion of Class B common stock could be sold into the market, which could depress our stock price even if our business is doing well” and Part I, Item 1, “Business—Stockholder Agreements” of our 2016 Form 10-K, which is incorporated by reference herein, for additional information with respect to these lock-up provisions. Subject to compliance with applicable lock-up agreements, shares of Class A common stock sold under the registration statements can be freely sold in the public market. In the event such registration rights are exercised and a large number of shares of Class A common stock issuable upon conversion of shares of Class B common stock are sold in the public market, such sales could reduce the trading price of our Class A common stock. These sales also could impede our ability to raise future capital. Additionally, we will bear all expenses in connection with any such registrations (other than underwriting discounts).

Following our decision to file the shelf registration statement on Form S-3 pursuant to Rule 415 of the Securities Act comprised of this prospectus supplement and the accompanying prospectus, dated May 22, 2017, certain stockholders party to the Registration Rights Agreement, dated as of August 28, 2007, as amended, among us and the stockholders party to the 2007 Stockholders’ Agreement, including the selling stockholders (the “2007 Registration Rights Agreement”) elected to exercise their “piggyback” registration rights with respect to 12,654,050 shares of Class A common stock issuable upon conversion of shares of Class B common stock, and certain stockholders party to the Registration Rights Agreement, dated as of October 12, 2009, among us and the Pritzker family business interests party thereto, including certain of the selling stockholders (the “2009 Registration Rights Agreement”) elected to exercise their piggyback registration rights with respect to 8,470 shares of Class A common stock and 15,607,761 shares of Class A common stock issuable upon conversion of shares of Class B common stock. In connection with such registration, all other holders of registration rights elected not to exercise their piggyback registration rights. On May 22, 2017, the Company filed an automatic effective shelf registration statement with the SEC to register the resale of such aggregate 28,270,281 shares. After giving effect to this offering, 15,624,701 shares originally registered for resale on the shelf registration statement continue to be eligible to be sold pursuant to the shelf registration statement (subject to applicable contractual lock-up restrictions). Additional shares may be registered on the shelf registration statement in the future as such shares are eligible to be sold in accordance with the registration rights agreements and lock-up restrictions. See “—A significant number of shares of Class A common stock issuable upon conversion of Class B common stock could be sold into the market, which could depress our stock price even if our business is doing well” for additional information with respect to the lock-up provisions.

In connection with this offering, the selling stockholders and our directors and executive officers will sign lock-up agreements with the underwriter of this offering that, subject to certain customary exceptions, restrict the sale of the shares of our remaining common stock held by them for 30 days following the date of this prospectus supplement. The underwriter may, in its sole discretion, release all or any portion of the shares of common stock subject to such lock-up agreements. The selling stockholders hold approximately 6.9% of our outstanding common stock as of July 28, 2017 and will no longer hold any of our common stock following this offering.

The sale of shares registered under the registration statement in the public market, or the perception that such sales may occur could reduce the trading price of our Class A common stock or impede our ability to raise future capital.

Non-U.S. holders who own more than 5% of our Class A common stock or substantial amounts of our Class B common stock may be subject to U.S. federal income tax on gain realized on the disposition of such stock.

Because we have significant U.S. real estate holdings, we may be a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes, but we have made no determination to that effect. There can be no assurance that we do not currently constitute or will not become a USRPHC. As a result, a “non-U.S. holder” may be subject to U.S. federal income tax on gain realized on a disposition of our Class A common stock if such non-U.S. holder has owned, actually or constructively (through certain family members, related entities and options, which include the conversion feature of the Class B common stock), more than 5% of our Class A common stock at any time during the shorter of (a) the five-year period ending on the date of disposition and (b) the non-U.S. holder’s holding period in such stock.

If we were or were to become a USRPHC, a non-U.S. holder may be subject to U.S. federal income tax on gain realized on the disposition of our Class B common stock. Such tax would apply if on the date such non-U.S. holder actually or constructively acquired Class B common stock, and on any date on which such non-U.S. holder acquires additional Class B common stock, the aggregate fair market of the Class B common stock it actually and constructively owns is greater than 5% of the fair market value of our Class A common stock on such date. Certain dispositions of substantial amounts of Class B common stock by non-U.S. holders may also be subject to withholding under section 1445 of the Internal Revenue Code.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement (including the information incorporated or deemed to be incorporated by reference in this prospectus supplement and any free writing prospectus that we may provide to you in connection with the offering of our Class A common stock described in this prospectus supplement) contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. These statements include statements about the Company’s plans, strategies, financial performance, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to:

•	the factors discussed in our filings with the SEC, including our 2016 Form 10-K;

•	general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth;

•	the rate and the pace of economic recovery following economic downturns;

•	levels of spending in business and leisure segments as well as consumer confidence;

•	declines in occupancy and average daily rate;

•	limited visibility with respect to future bookings;

•	loss of key personnel;

•	hostilities, or fear of hostilities, including future terrorist attacks, that affect travel;

•	travel-related accidents;

•	natural or man-made disasters such as earthquakes, tsunamis, tornadoes, hurricanes, floods, oil spills, nuclear incidents and global outbreaks of pandemics or contagious diseases or fear of such outbreaks;

•	our ability to successfully achieve certain levels of operating profits at hotels that have performance guarantees in favor of our third party owners;

•	the impact of hotel renovations;

•	risks associated with our capital allocation plans and common stock repurchase program, including the amount and timing of share repurchases and the risk that our common stock repurchase program could increase volatility and fail to enhance stockholder value;

•	the seasonal and cyclical nature of the real estate and hospitality businesses;

•	changes in distribution arrangements, such as through Internet travel intermediaries;

•	changes in the tastes and preferences of our customers, including the entry of new competitors in the lodging business;

•	relationships with colleagues and labor unions and changes in labor laws;

•	financial condition of, and our relationships with, third-party property owners, franchisees and hospitality venture partners;

•	the possible inability of our third-party owners, franchisees or development partners to access capital necessary to fund current operations or implement our plans for growth;

•	risks associated with potential acquisitions and dispositions and the introduction of new brand concepts;

•	the timing of acquisitions and dispositions;

•	failure to successfully complete proposed transactions (including the failure to satisfy closing conditions or obtain required approvals);

•	unforeseen terminations of our management or franchise agreements;

•	changes in federal, state, local or foreign tax law;

•	increases in interest rates and operating costs;

•	foreign exchange rate fluctuations or currency restructurings;

•	lack of acceptance of new brands or innovation;

•	our ability to successfully implement our new global loyalty platform and the level of acceptance of the new program by our guests;

•	general volatility of the capital markets and our ability to access such markets;

•	changes in the competitive environment in our industry, including as a result of industry consolidation, and the markets where we operate;

•	cyber incidents and information technology failures;

•	outcomes of legal or administrative proceedings; and

•	violations of regulations or laws related to our franchising business.

These factors and the other risk factors described or incorporated by reference in this prospectus supplement are not necessarily all of the important factors that could cause our actual results, performance or achievements to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors also could harm our business, financial condition, results of operations or cash flows.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made, and we do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our Class A common stock in this offering by the selling stockholders. For more information about the selling stockholders, see “Selling Stockholders.”

PRICE RANGE OF COMMON STOCK

Our Class A common stock began trading publicly on the New York Stock Exchange under the symbol “H” on November 5, 2009. Prior to that time, there was no public market for our Class A common stock. At July 28, 2017, our Class A common stock was held by approximately 34 shareholders of record and there were 38,940,601 shares of Class A common stock outstanding. This stockholder figure does not include a substantially greater number of “street name” holders or beneficial holders of our Class A common stock whose shares are held of record by banks, brokers and other financial institutions. The following table sets forth, for the period indicated, the high and low sale prices of our Class A common stock as reported by the New York Stock Exchange for the three most recent fiscal years.

	Stock Price
	High	Low
Fiscal Year Ending December 31, 2015:
First Quarter ended March 31, 2015	$61.99	$55.03
Second Quarter ended June 30, 2015	$60.35	$56.00
Third Quarter ended September 30, 2015	$59.94	$45.71
Fourth Quarter ending December 31, 2015	$54.00	$46.64
Fiscal Year Ending December 31, 2016:
First Quarter ended March 31, 2016	$49.82	$34.06
Second Quarter ended June 30, 2016	$50.94	$44.30
Third Quarter ended September 30, 2016	$54.82	$47.85
Fourth Quarter ending December 31, 2016	$58.05	$47.96
Fiscal Year Ending December 31, 2017:
First Quarter ended March 31, 2017	$57.46	$50.21
Second Quarter ended June 30, 2017	$59.30	$52.72
Third Quarter ended September 30, 2017 (through August 8, 2017)	$61.07	$54.38

The closing sale price of our Class A common stock, as reported by the NYSE, on August 8, 2017 was $58.94.

There is no established public trading market for our Class B common stock. At July 28, 2017, our Class B common stock was held by 92 shareholders and there were 86,090,839 shares of Class B common stock outstanding.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. In addition, we must comply with the covenants in our revolving credit facility if we want to pay cash dividends. We currently intend to retain our future earnings, if any, to finance the further development and expansion of our business and engage in share repurchase activity. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, capital requirements, restrictions contained in current or future financing instruments and such other factors as our board of directors deems relevant.

SELLING STOCKHOLDERS

The following table provides the name of each selling stockholder and the number of shares of our Class A common stock offered by each selling stockholder under this prospectus supplement. The shares offered by this prospectus supplement may be offered from time to time by the selling stockholders listed below. The selling stockholders are not obligated to sell any of the shares of Class A common stock offered by this prospectus supplement. The information regarding shares beneficially owned after the offering and the percentage of total voting power after the offering assumes the sale of all shares registered by the selling stockholders.

As described in the prospectus section titled “Description of Capital Stock—Registration Rights,” we have entered into the 2007 Registration Rights Agreement, pursuant to which we have granted certain registration rights to the selling stockholders with respect to certain shares of our Class A common stock and shares of Class A common stock issuable upon conversion of shares of Class B common stock. For information with respect to our relationships with the stockholders party to the 2007 Stockholders’ Agreement, see “Certain Relationships and Related Party Transactions” included in our 2017 Proxy Statement, which is incorporated by reference herein, and see Note 17 to our consolidated financial statements included in our 2016 Form 10-K, which is incorporated by reference herein. Additionally, Mr. Richard A. Friedman, one of our directors, is a partner and managing director of Goldman Sachs & Co. LLC. Except as described above, none of the selling stockholders has any position, office or other material relationship with us or any of our predecessors or our affiliates, nor have they had any position, office or material relationship with us or any of our predecessors or affiliates within the past three years.

The information shown in the table with respect to the percentage of shares of Class A common stock beneficially owned before the offering is based on 38,940,601 shares of Class A common stock outstanding as of July 28, 2017 (and does not assume the conversion of any outstanding shares of Class B common stock). The information shown in the table with respect to the percentage of shares of Class B common stock beneficially owned before the offering is based on 86,090,839 shares of Class B common stock outstanding as of July 28, 2017. Each share of Class B common stock is convertible at any time into one share of Class A common stock. In addition, each share of Class B common stock will convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for certain permitted transfers described in our amended and restated certificate of incorporation. After giving effect to the offering, 8,654,050 shares of Class B common stock will convert into 8,654,050 shares of Class A common stock at the time they are sold by the selling stockholders under this prospectus supplement. The information shown in the table with respect to the percentage of outstanding common stock and percentage of total voting power after the offering is based on 125,031,440 shares of common stock (i.e., Class A common stock and Class B common stock) outstanding as of July 28, 2017, and assumes that (1) no shares of Class B common stock outstanding as of July 28, 2017 have been converted into shares of Class A common stock, other than the 8,654,050 shares of Class B common stock sold by the selling stockholders in this offering and (2) all shares of Class A common stock registered by the selling stockholders have been sold. The selling stockholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares. The selling stockholders may also offer and sell less than the number of shares indicated. The selling stockholders are not making any representation that any shares covered by this prospectus supplement will or will not be offered for sale.

Information with respect to beneficial ownership is based on our records, information filed with the SEC or information furnished to us by each selling stockholder. Beneficial ownership has been determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and investment power with respect to those securities. Unless otherwise indicated by footnote, and subject to applicable community property laws, to our knowledge, the persons and entities named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name	Shares Beneficially Owned Before Offering							Shares Beneficially Owned After Offering				% of Total Common Stock After Offering	% of Total Voting Power After Offering (1)
	Class A Common Stock		Class B Common Stock			Shares of Class A Common Stock to be Sold in the Offering, including Shares of B Common Stock to be Converted to Shares of Class A Common Stock and Sold in the Offering		Class A Common Stock		Class B Common Stock
	Shares	% of Class A Common Stock	Shares		% of Class B Common Stock			Shares	% of Class A Common Stock	Shares	% of Class B Common Stock
Investment funds associated with The Goldman Sachs Group, Inc.	—	—	8,654,050	(2)	10.1%	8,654,050	(3)	—	—	—	—	—	—

(1)	Holders of our Class A common stock and our Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders. The holders of Class A common stock are entitled to one vote per share of Class A common stock and the holders of Class B common stock are entitled to ten votes per share of Class B common stock. However, if on any record date for determining the stockholders entitled to vote at an annual or special meeting of stockholders, the aggregate number of shares of Class A common stock and Class B common stock owned, directly or indirectly, by the holders of our Class B common stock is less than 15% of the aggregate number of shares of Class A common stock and Class B common stock then outstanding, then at such time all shares of Class B common stock will automatically convert into shares of Class A common stock and all holders thereof will be entitled to one vote per share on all matters submitted to a vote of our stockholders.
(2)	Represents (i) 1,110,834 shares of Class B common stock held of record by GS Sunray Holdings Parallel Subco, L.L.C. (“GS Sunray Parallel”), (ii) 3,771,608 shares of Class B common stock held of record by GS Sunray Holdings Subco I, L.L.C. (“GS Sunray I”) and (iii) 3,771,608 shares of Class B common stock held of record by GS Sunray Holdings Subco II, L.L.C. (“GS Sunray II”, and collectively with GS Sunray Parallel and GS Sunray I, the “GS Sunray Entities”, and such shares collectively, the “GS Sunray Shares”). The following fund entities affiliated with the GS Sunray Entities (collectively with the GS Sunray Entities, the “Goldman Sachs Funds”) may be deemed to beneficially own the following portions of the GS Sunray Shares: (1) GS Capital Partners VI Fund, L.P. may be deemed to beneficially own indirectly 4,039,622 of such shares by reason of its interests in GS Sunray I and GS Sunray II, (2) GS Capital Partners VI Offshore Fund, L.P. may be deemed to beneficially own indirectly 3,360,028 of such shares by reason of its interests in GS Sunray I and GS Sunray II, (3) GS Capital Partners VI Parallel, L.P. may be deemed to beneficially own indirectly 1,110,834 of such shares by reason of its interests in GS Sunray Parallel, and (4) GS Capital Partners VI GmbH & Co. KG may be deemed to beneficially own indirectly 143,566 of such shares by reason of its interests in GS Sunray I and GS Sunray II. The Goldman Sachs Group, Inc. (“GS Group”) and its subsidiary Goldman Sachs & Co. LLC (“GS&Co”) are deemed to beneficially own the GS Sunray Shares because GS&Co is the investment manager of certain of the Goldman Sachs Funds and affiliates of GS Group and GS&Co are the general partner, managing limited partner, managing partner or managing member of, and share voting power and investment power with, the Goldman Sachs Funds. In addition, GS&Co beneficially owns directly and GS Group may be deemed to beneficially own indirectly 267,011 shares of Class A common stock. GS Group beneficially owns directly 7,096 shares of Class A common and may be deemed to beneficially own 32,610 shares of Class A common stock that were granted to Mr. Richard A. Friedman in his capacity as a director of Hyatt. Mr. Friedman has an understanding with GS Group pursuant to which such shares are held for the benefit of GS Group. Mr. Friedman is a Managing Director in the Merchant Banking Division of GS&Co, and therefore Mr. Friedman may be deemed to have beneficial ownership of the GS Sunray Shares. Each of GS Group, GS&Co and Mr. Friedman disclaims beneficial ownership of the GS Sunray Shares, except to the extent of their pecuniary interest therein, if any. The address of the Goldman Sachs Funds, GS Group and GS&Co is 200 West Street, New York, New York 10282. Pursuant to the 2007 Stockholders’ Agreement, the Goldman Sachs Sunray Entities have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock.
(3)	Represents 8,654,050 shares of Class B common stock held of record by the Goldman Sachs Sunray Entities.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our Class A common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our Class A common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our Class A common stock.

This discussion is limited to Non-U.S. Holders that hold our Class A common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	persons holding our Class A common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our Class A common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our Class A common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	persons that own, or are deemed to own, more than 5% of our Class A common stock (except to the extent specifically set forth below);

•	tax-qualified retirement plans; and

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If our Class A common stock is held by an entity treated as a partnership for U.S. federal income tax purposes, the tax treatment of the owners thereof generally will depend on the status of the owner, the activities of the entity and certain determinations made at the owner level. Prospective investors that are treated as partnerships for U.S. federal income tax purposes and their owners should consult their tax advisors regarding the tax consequences owning our Class A common stock.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our Class A common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our Class A common stock in the foreseeable future. However, if we do make distributions of cash or property on our Class A common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its Class A common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition.”

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder of our Class A common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). If a Non-U.S. Holder holds the stock through a financial institution or other intermediary, the Non-U.S. Holder will be required to provide appropriate documentation to the intermediary, which then will be required to provide appropriate documentation to the applicable withholding agent, either directly or through other intermediaries. A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Class A common stock unless:

•	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	our Class A common stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, because we have significant U.S. real estate holdings, we may be a USRPHC, but we have made no determination to that effect. Because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our Class A common stock will not be subject to U.S. federal income tax if our Class A common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively (as defined in the Code, related Treasury Regulations and administrative guidance), 5% or less of our Class A common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our Class A common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, W-8ECI, or W-8EXP, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our Class A common stock paid to the

Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Class A common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our Class A common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections and related Treasury Regulations commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, our Class A common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence, reporting and withholding obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence, reporting and withholding requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our Class A common stock, and will apply to payments of gross proceeds from the sale or other disposition of such stock on or after January 1, 2019.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our Class A common stock.

UNDERWRITING

The selling stockholders are offering the shares of Class A common stock described in this prospectus supplement through Morgan Stanley & Co. LLC, as underwriter. We and the selling stockholders have entered into an underwriting agreement with the underwriter. Subject to the terms and conditions of the underwriting agreement, the underwriter has agreed to purchase, and the selling stockholders have agreed to sell, 8,654,050 shares of Class A common stock.

The underwriter may receive from purchasers of the shares normal brokerage commissions in amounts agreed with such purchasers. The underwriter proposes to offer the shares of Class A common stock for sale from time to time in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by the underwriter and subject to its right to reject any order in whole or in part. The underwriter may effect such transactions by selling shares of Class A common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of shares of Class A common stock for whom they may act as agent or to whom they may sell as principal. The difference between the price at which the underwriter purchases shares of Class A common stock and the price at which the underwriter resells such shares of Class A common stock may be deemed underwriting compensation. The underwriter is committed to take and pay for all of the shares being offered, if any are taken. Sales of shares made outside of the United States may be made by affiliates of the underwriter.

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, will be approximately $                     million. We have agreed to pay certain expenses incurred by the selling stockholders in connection with this offering, other than underwriting and discounts and commissions. In addition, we have agreed to reimburse the underwriter for certain expenses in connection with this offering in the amount not exceeding $15,000.

A prospectus in electronic format may be made available on the websites maintained by the underwriter, or selling group members, if any, participating in the offering. The underwriter may agree to allocate a number of shares to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that may make Internet distributions on the same basis as other allocations.

In connection with this proposed offering, the Company has agreed to waive all rights of first refusal with respect to the 8,654,050 shares of Class A common stock being sold by the selling stockholders in this offering.

We have agreed with the underwriter, subject to certain exceptions, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement relating to, any securities that are substantially similar to the shares of Class A common stock, or securities convertible into or exchangeable for shares of Class A common stock, for a period of 30 days after the date of this prospectus supplement, except with the prior written consent of the underwriter.

Our directors, executive officers and the selling stockholders have entered into lock-up agreements with the underwriter prior to the commencement of this offering pursuant to which each of these persons or entities, for a period of 30 days after the date of this prospectus supplement, may not, without the prior written consent of the underwriter and subject to certain exceptions, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Class A common stock, or any options or warrants to purchase any shares of Class A common stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Class A common stock.

We and the selling stockholders have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Our Class A common stock is listed on the NYSE under the symbol “H.”

In connection with this offering, the underwriter may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of Class A common stock in the open market for the purpose of preventing or retarding a decline in the market price of the Class A common stock while this offering is in progress. These stabilizing transactions may include making short sales of the Class A common stock, which involves the sale by the underwriter of a greater number of shares of Class A common stock than it is required to purchase in this offering, and purchasing shares of Class A common stock on the open market to cover positions created by short sales.

The underwriter has advised us that, pursuant to Regulation M of the Securities Act, it may also engage in other activities that stabilize, maintain or otherwise affect the price of the Class A common stock, including the imposition of penalty bids. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriter to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

These activities may have the effect of increasing or maintaining the market price of the Class A common stock or preventing or retarding a decline in the market price of the Class A common stock, and, as a result, the price of the Class A common stock may be higher than the price that otherwise might exist in the open market. If the underwriter commences these activities, they may discontinue them at any time. The underwriter may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.

Other than in the United States, no action has been taken by us, the selling stockholders or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to prospective investors in the United Kingdom

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling with Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the European Union

Prospectus Directive (the “EU Prospectus Directive”) was implemented in that Relevant Member State no offer of securities described in this prospectus may be made to the public in that Relevant Member State other than:

•	to any legal entity which is a “qualified investor” as defined under the EU Prospectus Directive;

•	to fewer than 150 natural or legal persons (other than “qualified investors” as defined in the EU Prospectus Directive), per Relevant Member State, subject to obtaining the prior consent of the underwriter; or

•	in any other circumstances falling within Article 3(2) of the EU Prospectus Directive,

provided that no such offer of securities shall result in a requirement for us or any underwriter to publish a prospectus pursuant to Article 3 of the EU Prospectus Directive or a supplemental prospectus pursuant to Article 16 of the EU Prospectus Directive and each person who initially acquires any securities or to whom any offer is made will be deemed to have represented, warranted and agreed to and with the underwriter and us that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the EU Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State. The expression “EU Prospectus Directive” means Directive 2003/71/EC, as amended, including by Directive 2010/73/EU, and includes any relevant implementing measure in each Relevant Member State.

Notice to prospective investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to prospective investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to prospective investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to prospective investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to prospective investors in Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to prospective investors in Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to prospective investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law;

(d)	as specified in Section 276(7) of the SFA; or

(e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Other relationships

The underwriter and its affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

The underwriter and its affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of its business, for which it has received and may continue to receive customary fees and commissions.

In the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the shares of Class A common stock will be passed upon for us by Latham & Watkins LLP, Chicago, Illinois. Certain legal matters in connection with the offering will be passed upon for the underwriter by Simpson Thacher & Bartlett LLP, New York, New York. Certain legal matters in connection with the offering will be passed upon for GS by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus supplement and by reference from the Hyatt Hotel Corporation’s Annual Report on Form 10-K, and the effectiveness of Hyatt Hotel Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements and other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also access filed documents at the SEC’s web site at www.sec.gov.

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act. This prospectus, which forms a part of the registration statement, does not contain all of the information in such registration statement. You may read or obtain a copy of the registration statement, including exhibits, from the SEC in the manner described above

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to those documents instead of repeating such information in this prospectus. The information incorporated by reference is considered to be part of this prospectus supplement, and information incorporated by reference that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering; provided, however, that we are not incorporating any information deemed furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of any current report on Form 8-K:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on February 16, 2017;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 4, 2017;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, filed with the SEC on August 3, 2017;

•	our Proxy Statement on Schedule 14A for the annual stockholders’ meeting held on May 17, 2017, filed with the SEC on April 6, 2017;

•	our Current Report on Form 8-K, filed with the SEC on March 6, 2017;

•	our Current Report on Form 8-K, filed with the SEC on March 22, 2017;

•	our Current Report on Form 8-K, filed with the SEC on May 18, 2017;

•	our Current Report on Form 8-K, filed with the SEC on July 18, 2017; and

•	the description of our Class A common stock, par value $0.01 per share, contained in our registration statement on Form 8-A filed with the SEC on November 2, 2009, including any amendments or reports filed for the purpose of updating the description.

Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing to us or telephoning us at the address and telephone number set forth below.

Hyatt Hotels Corporation

Attn: Senior Vice President—Investor Relations

71 South Wacker Drive, 12th Floor

Chicago, Illinois 60606

(312) 750-1234

You may also access all of the documents above and incorporated by reference into this prospectus free of charge at our website www.hyatt.com. The reference to our website does not constitute incorporation by reference of the information contained on such website.

PROSPECTUS

28,270,281 Shares

Hyatt Hotels Corporation

Class A Common Stock

This prospectus relates to up to 28,270,281 shares of our Class A common stock, par value $0.01 per share, which may be offered for sale from time to time by the selling stockholders named in this prospectus. The selling stockholders may elect to sell the shares of Class A common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may elect to sell their shares of Class A common stock in the section titled “Plan of Distribution” on page 21 of this prospectus. We will not receive any proceeds from the sale of shares of Class A common stock by the selling stockholders. We will bear all expenses of the offering of Class A common stock, except that the selling stockholders will pay any applicable underwriting fees, discounts or commissions and transfer taxes.

Our Class A common stock is listed on the New York Stock Exchange under the symbol “H.” On May 19, 2017, the last reported sale price of our Class A common stock was $58.02 per share.

Hyatt Hotels Corporation has two classes of common stock outstanding, Class A common stock and Class B common stock. The rights of the holders of our Class A common stock and Class B common stock are identical, except with respect to voting and conversion. The Class A common stock is entitled to one vote per share. The Class B common stock is entitled to ten votes per share. Each share of Class B common stock is convertible at any time into one share of Class A common stock.

See “Risk Factors” on page 3 to read about factors you should consider before buying shares of the Class A common stock. You should also review carefully any risk factors included in any applicable prospectus supplement and in the documents incorporated by reference into this prospectus or any applicable prospectus supplement for a discussion of risks that you should consider before investing in our Class A common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated May 22, 2017

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement that we filed with the Securities and Exchange Commission (SEC) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (Securities Act), using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under the shelf registration process, the selling stockholders may offer and sell, from time to time, an aggregate of up to 28,270,281 shares of our Class A common stock under this prospectus. If required by applicable law, each time one or more selling stockholders sell securities, we will provide a prospectus supplement containing specific information about the selling stockholders and the terms on which they are offering and selling our Class A common stock. We may also add, update or change in a prospectus supplement any information contained in this prospectus. To the extent that any statement made in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read this prospectus and any accompanying prospectus supplement, as well as any post-effective amendments to the registration statement of which this prospectus is a part, together with the additional information described under the sections of this prospectus titled “Where You Can Find More Information” and “Incorporation by Reference” before you make any investment decision.

We are responsible only for the information contained in this prospectus or incorporated by reference in this prospectus or to which we have referred you, including any prospectus supplement or free writing prospectus that we file with the SEC relating to this prospectus. Neither we nor the selling stockholders have authorized any dealer, salesman or other person to provide you with information different from that contained in this prospectus or additional information. This prospectus is offering to sell, and seeking offers to buy, shares of our Class A common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our Class A common stock. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus or any prospectus supplement or the date of any document incorporated by reference.

TERMS USED IN THIS PROSPECTUS

Unless otherwise specified or the context otherwise requires, references in this prospectus to “we,” “our,” “us,” “Hyatt,” and the “Company” refer to Hyatt Hotels Corporation and its consolidated subsidiaries.

i

As used in this prospectus, the term “Pritzker family business interests” means (1) various lineal descendants of Nicholas J. Pritzker (deceased) and spouses and adopted children of such descendants; (2) various trusts for the benefit of the individuals described in clause (1) and trustees thereof; and (3) various entities owned and/or controlled, directly and/or indirectly, by the individuals and trusts described in (1) and (2).

As used in this prospectus, the term:

•	“Properties” refers to hotels and residential and vacation ownership units that we develop, own, operate, manage, franchise, or to which we provide services or license our trademarks;

•	“Hyatt portfolio of properties” or “portfolio of properties” refers to hotels and other properties that we develop, own, operate, manage, franchise, license or provide services to, including under our Park Hyatt, Miraval, Grand Hyatt, Hyatt Regency, Hyatt, Andaz, Hyatt Centric, The Unbound Collection by Hyatt, Hyatt Place, Hyatt House, Hyatt Ziva and Hyatt Zilara brands;

•	“Residential ownership units” refers to residential units that we manage, own, or to which we provide services or license our trademarks (such as serviced apartments and Hyatt-branded residential units) that are typically part of a mixed-use project and located adjacent to a full service hotel that is a member of the Hyatt portfolio of properties;

•	“Vacation ownership units” refers to the fractional and timeshare vacation ownership properties with respect to which we license our trademarks and that are part of the Hyatt Residence Club; and

•	“Hospitality ventures” refers to entities in which we own less than a 100% equity interest.

As used in this prospectus, the term “colleagues” refers to the more than 110,000 individuals working at our corporate and regional offices and our managed, franchised and owned properties in 56 countries around the world as of March 31, 2017. We directly employ approximately 45,000 of these colleagues. The remaining colleagues are employed by third-party owners and franchisees of our hotels.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the information we incorporate by reference herein or therein contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. These statements include statements about the Company’s plans, strategies, financial performance, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to:

•	the factors discussed in our filings with the SEC, including our Annual Report on Form 10-K;

•	general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth;

•	the rate and the pace of economic recovery following economic downturns;

•	levels of spending in business and leisure segments as well as consumer confidence;

•	declines in occupancy and average daily rate;

•	limited visibility with respect to future bookings;

•	loss of key personnel;

•	hostilities, or fear of hostilities, including future terrorist attacks, that affect travel;

•	travel-related accidents;

•	natural or man-made disasters such as earthquakes, tsunamis, tornadoes, hurricanes, floods, oil spills, nuclear incidents and global outbreaks of pandemics or contagious diseases or fear of such outbreaks;

•	our ability to successfully achieve certain levels of operating profits at hotels that have performance guarantees in favor of our third-party owners;

•	the impact of hotel renovations;

•	risks associated with our capital allocation plans and common stock repurchase program, including the risk that our common stock repurchase program could increase volatility and fail to enhance stockholder value;

•	the seasonal and cyclical nature of the real estate and hospitality businesses;

•	changes in distribution arrangements, such as through Internet travel intermediaries;

•	changes in the tastes and preferences of our customers, including the entry of new competitors in the lodging business;

•	relationships with colleagues and labor unions and changes in labor laws;

•	financial condition of, and our relationships with, third-party property owners, franchisees and hospitality venture partners;

•	the possible inability of our third-party owners, franchisees or development partners to access capital necessary to fund current operations or implement our plans for growth;

•	risks associated with potential acquisitions and dispositions and the introduction of new brand concepts;

•	the timing of acquisitions and dispositions;

•	failure to successfully complete proposed transactions (including the failure to satisfy closing conditions or obtain required approvals);

•	unforeseen terminations of our management or franchise agreements;

•	changes in federal, state, local or foreign tax law;

•	increases in interest rates and operating costs;

•	foreign exchange rate fluctuations or currency restructurings;

•	lack of acceptance of new brands or innovation;

•	our ability to successfully implement our new global loyalty platform and the level of acceptance of the new program by our guests;

•	general volatility of the capital markets and our ability to access such markets;

•	changes in the competitive environment in our industry, including as a result of industry consolidation, and the markets where we operate;

•	cyber incidents and information technology failures;

•	outcomes of legal or administrative proceedings; and

•	violations of regulations or laws related to our franchising business.

These factors and the other risk factors described or incorporated by reference in this prospectus are not necessarily all of the important factors that could cause our actual results, performance or achievements to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors also could harm our business, financial condition, results of operations or cash flows.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made, and we do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

THE COMPANY

Hyatt Hotels Corporation is a global hospitality company with widely recognized, industry leading brands and a tradition of innovation developed over our nearly sixty-year history. We develop, own, operate, manage, franchise, license or provide services to a portfolio of properties, consisting of full service hotels, select service hotels, resorts and other properties, including timeshare, fractional and other forms of residential and vacation properties. At March 31, 2017, our worldwide hotel portfolio consisted of 664 hotels (172,261 rooms), including:

•	282 managed properties (92,399 rooms), all of which we operate under management agreements with third-party property owners;

•	310 franchised properties (51,041 rooms), all of which are owned by third parties that have franchise agreements with us and are operated by third parties;

•	35 owned properties (18,008 rooms) (including 1 consolidated hospitality venture), 1 capital leased property (171 rooms), and 7 operating leased properties (2,411 rooms), all of which we manage; and

•	23 managed properties and 6 franchised properties owned or leased by unconsolidated hospitality ventures (8,231 rooms).

Our worldwide property portfolio also included:

•	3 destination wellness resorts (386 rooms), all of which we own and operate (including 1 consolidated hospitality venture);

•	6 all inclusive resorts (2,401 rooms), all of which are owned by a third party in which we hold a common share investment and which operates the resorts under franchise agreements with us;

•	16 vacation ownership properties (1,038 units), all of which are licensed by Interval Leisure Group (“ILG”) under the Hyatt Residence Club brand and operated by third parties, including ILG and its affiliates; and

•	19 residential properties (2,546 units), which consist of branded residences and serviced apartments. We manage all of the serviced apartments and those branded residential units that participate in a rental program with an adjacent Hyatt-branded hotel.

We report our consolidated operations in U.S. dollars and manage our business within four reportable segments as described below:

•	Owned and leased hotels, which consists of our owned and leased full service and select service hotels and, for purposes of segment Adjusted EBITDA, our pro rata share of the Adjusted EBITDA of our unconsolidated hospitality ventures, based on our ownership percentage of each venture;

•	Americas management and franchising, which consists of our management and franchising of properties located in the United States, Latin America, Canada and the Caribbean;

•	ASPAC management and franchising, which consists of our management and franchising of properties located in Southeast Asia, as well as Greater China, Australia, South Korea, Japan and Micronesia; and

•	EAME/SW Asia management and franchising, which consists of our management and franchising of properties located in Europe, Africa, the Middle East, India, Central Asia and Nepal.

Within corporate and other, we include our unallocated corporate overhead, results of Miraval Group (“Miraval”), license fees related to Hyatt Residence Club and results of our co-branded credit card.

Our full service hotels and resorts operate under eight established brands: Park Hyatt, Miraval, Grand Hyatt, Hyatt Regency, Hyatt, Andaz, Hyatt Centric and The Unbound Collection by Hyatt. Our two select service brands are Hyatt Place and Hyatt House, an extended stay brand. Our all inclusive resort brands are Hyatt Ziva and Hyatt Zilara. We also manage, provide services to or license our trademarks with respect to residential ownership units that are often adjacent to a Hyatt-branded full service hotel. We consult with third parties in the design and development of such mixed-use projects. We license our trademarks with respect to vacation ownership units, which are part of the Hyatt Residence Club. In 2014, we sold our vacation ownership business to an affiliate of ILG and entered into a long-term license agreement.

Substantially all of our hotel general managers are trained professionals in the hospitality industry with extensive hospitality experience in their local markets and host countries. The general managers of our managed properties are empowered to operate their properties on an independent basis using their market knowledge, management experience and understanding of our brands. Our colleagues and hotel general managers are supported by our regional management teams located in cities around the world and our executive management team, headquartered in Chicago.

Our principal executive offices are located at 71 South Wacker Drive, 12th Floor, Chicago, Illinois 60606. Our telephone number is (312) 750-1234. Our website address is www.hyatt.com. The information on, or that may be accessed through, our website is not a part of this prospectus or any accompanying prospectus supplement.

Hyatt®, Park Hyatt®, Miraval®, Grand Hyatt®, Hyatt Regency®, Andaz®, Hyatt Centric®, The Unbound Collection by Hyatt™, Hyatt Place®, Hyatt House®, Hyatt Ziva™, Hyatt Zilara™, Hyatt Residence Club®, Hyatt Residences®, Hyatt Resorts™ and related trademarks, logos, trade names and service marks appearing in this prospectus or any accompanying prospectus supplement are the property of Hyatt Corporation, or another wholly owned subsidiary of Hyatt Hotels Corporation. All other trademarks, trade names or service marks appearing in this prospectus or any accompanying prospectus supplement are the property of their respective owners.

RISK FACTORS

Investment in our Class A common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described under the heading “Risk Factors” in any applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, which are incorporated herein by reference, before you decide whether to purchase our Class A common stock. These risks could materially adversely affect our business, financial condition, results of operations and cash flows. As a result, the market price of our Class A common stock could decline, and you may lose part or all of your investment. For more information, see the sections of this prospectus titled “Where You Can Find More Information” and “Incorporation by Reference.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of Class A common stock by the selling stockholders. All proceeds from the sale of shares of Class A common stock will be for the accounts of the selling stockholders.

SELLING STOCKHOLDERS

The following table provides the name of each selling stockholder and the number of shares of our Class A common stock offered by each selling stockholder under this prospectus. The shares offered by this prospectus may be offered from time to time by the selling stockholders listed below. The selling stockholders are not obligated to sell any of the shares of Class A common stock offered by this prospectus. The information regarding shares beneficially owned after the offering and the percentage of total voting power after the offering assumes the sale of all shares registered by the selling stockholders.

As described in the section of this prospectus titled “Description of Capital Stock – Registration Rights,” we have entered into a Registration Rights Agreement, dated as of August 28, 2007, as amended, among us and the stockholders party to the 2007 Stockholders’ Agreement (as defined below), including certain investment funds associated with The Goldman Sachs Group, Inc. (the “2007 Registration Rights Agreement”), and a Registration Rights Agreement, dated as of October 12, 2009, among us and the Pritzker family business interests party thereto, including certain of the selling stockholders (the “2009 Registration Rights Agreement”), pursuant to which we have granted certain registration rights with respect to certain shares of our Class A common stock and shares of Class A common stock issuable upon conversion of shares of Class B common stock. For information with respect to our relationships with the stockholders party to the 2007 Stockholders’ Agreement and the Pritzker family business interests, see “Certain Relationships and Related Party Transactions” included in our Proxy Statement on Schedule 14A for the annual stockholders’ meeting held on May 17, 2017, which is incorporated by reference herein, and see Note 17 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference herein. Additionally, Mr. Richard A. Friedman, one of our directors, is a partner and managing director of Goldman Sachs & Co. LLC, a subsidiary of The Goldman Sachs Group, Inc. Except as described above, none of the selling stockholders has any position, office or other material relationship with us or any of our predecessors or our affiliates, nor have they had any position, office or material relationship with us or any of our predecessors or affiliates within the past three years.

The information shown in the table with respect to the percentage of shares of Class A common stock beneficially owned before the offering is based on 35,165,599 shares of Class A common stock outstanding as of May 12, 2017 (and does not assume the conversion of any outstanding shares of Class B common stock). The information shown in the table with respect to the percentage of shares of Class B common stock beneficially owned before the offering is based on 90,323,839 shares of Class B common stock outstanding as of May 12, 2017. Each share of Class B common stock is convertible at any time into one share of Class A common stock. In addition, each share of Class B common stock will convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for certain permitted transfers described in our amended and restated certificate of incorporation. Assuming the sale of all shares offered by the selling stockholders, 28,261,811 shares of Class B common stock will convert into 28,261,811 shares of Class A common stock at the time they are sold by the selling stockholders under this prospectus. The information shown in the table with respect to the percentage of outstanding common stock and percentage of total voting power after the offering is based on 125,489,438 shares of common stock (i.e., Class A common stock and Class B common stock) outstanding as of May 12, 2017, and assumes that (1) no shares of Class B common stock outstanding as of May 12, 2017 have been converted into shares of Class A common stock, other than the 28,261,811 shares of Class B common stock assumed to have been sold by the selling stockholders under this prospectus and (2) all shares of Class A common stock registered by the selling stockholders have been sold. The selling stockholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares. The selling stockholders may also offer and sell less than the number of shares indicated. The selling stockholders are not making any representation that any shares covered by this prospectus will or will not be offered for sale.

Information with respect to beneficial ownership is based on our records, information filed with the SEC or information furnished to us by each selling stockholder. Beneficial ownership has been determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and investment power with respect to those securities. Unless otherwise indicated by footnote, and subject to applicable community property laws, to our knowledge, the persons and entities named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

	Shares Beneficially Owned Before Offering							Shares Beneficially Owned After Offering(1)
	Class A Common Stock		Class B Common Stock			Maximum Number of Shares of Class A Common Stock to be Sold in the Offering, including Shares of B Common Stock to be Converted to Shares of Class A Common Stock and Sold in the Offering		Class A Common Stock		Class B Common Stock
Name	Shares	% of Class A Common Stock	Shares		% of Class B Common Stock			Shares	% of Class A Common Stock	Shares	% of Class B Common Stock	% of Total Common Stock After Offering (1)	% of Total Voting Power After Offering (1)(2)(19)
Investment funds associated with The Goldman Sachs Group, Inc.	—	—	12,654,050	(3)	14.0%	12,654,050	(4)	—	—	—	—	*	*
CIBC Trust Company (Bahamas) Limited in its capacity as trustee and Other Reporting Persons	—	—	781,807	(5)	*	7,308	(6)	—	—	774,499	1.2%	*	1.1%
The Anthony N. Pritzker Family Foundation	—	—	1,830,094	(7)	2.0%	1,830,094	(8)	—	—	—	—	—	—
Trustees of the Daniel F. Pritzker Family Trusts and Other Reporting Persons	280,493	*	6,719,507	(9)	7.4%	3,093,937	(10)	280,493	*	3,625,570	5.8%	3.1%	5.3%
The Pritzker Family Foundation	—	—	1,830,094	(11)	2.0%	1,830,094	(12)	—	—	—	—	—	—
Trustees of the Jennifer N. Pritzker Family Trusts and Other Reporting Persons	8,470	*	2,420,151	(13)	2.7%	2,388,492	(14)	—	—	40,129	*	*	*
Trustees of the Karen L. Pritzker Family Trusts	—	—	8,584,104	(15)	9.5%	3,136,054	(16)	—	—	5,448,050	8.8%	4.3%	8.0%
Trustees of the Penny Pritzker Family Trusts and Other Reporting Persons	14,650	*	10,465,797	(17)	11.6%	3,330,252	(18)	14,650	*	7,135,545	11.5%	5.7%	10.4%

*	Represents less than 1%.
(1)	Assumes that all of the shares of Class A common stock registered by the selling stockholders have been sold.

(2)	Holders of our Class A common stock and our Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders. The holders of Class A common stock are entitled to one vote per share of Class A common stock and the holders of Class B common stock are entitled to ten votes per share of Class B common stock. However, if on any record date for determining the stockholders entitled to vote at an annual or special meeting of stockholders, the aggregate number of shares of Class A common stock and Class B common stock owned, directly or indirectly, by the holders of our Class B common stock is less than 15% of the aggregate number of shares of Class A common stock and Class B common stock then outstanding, then at such time all shares of Class B common stock will automatically convert into shares of Class A common stock and all holders thereof will be entitled to one vote per share on all matters submitted to a vote of our stockholders.
(3)	Represents (i) 1,624,272 shares of Class B common stock held of record by GS Sunray Holdings Parallel Subco, L.L.C. (“GS Sunray Parallel”), (ii) 5,514,889 shares of Class B common stock held of record by GS Sunray Holdings Subco I, L.L.C. (“GS Sunray I”) and (iii) 5,514,889 shares of Class B common stock held of record by GS Sunray Holdings Subco II, L.L.C. (“GS Sunray II”, and collectively with GS Sunray Parallel and GS Sunray I, the “GS Sunray Entities”, and such shares collectively, the “GS Sunray Shares”). The following fund entities affiliated with the GS Sunray Entities (collectively with the GS Sunray Entities, the “Goldman Sachs Funds”) may be deemed to beneficially own the following portions of the GS Sunray Shares: (1) GS Capital Partners VI Fund, L.P. may be deemed to beneficially own indirectly 5,906,782 of such shares by reason of its interests in GS Sunray I and GS Sunray II, (2) GS Capital Partners VI Offshore Fund, L.P. may be deemed to beneficially own indirectly 4,913,071 of such shares by reason of its interests in GS Sunray I and GS Sunray II, (3) GS Capital Partners VI Parallel, L.P. may be deemed to beneficially own indirectly 1,624,272 of such shares by reason of its interests in GS Sunray Parallel, and (4) GS Capital Partners VI GmbH & Co. KG may be deemed to beneficially own indirectly 209,925 of such shares by reason of its interests in GS Sunray I and GS Sunray II. The Goldman Sachs Group, Inc. (“GS Group”) and its subsidiary Goldman Sachs & Co. LLC (“GS&Co”) are deemed to beneficially own the GS Sunray Shares because GS&Co is the investment manager of certain of the Goldman Sachs Funds and affiliates of GS Group and GS&Co are the general partner, managing limited partner, managing partner or managing member of, and share voting power and investment power with, the Goldman Sachs Funds. In addition, GS&Co beneficially owns directly and GS Group may be deemed to beneficially own indirectly 271,944 shares of Class A common stock. GS Group beneficially owns directly 7,096 shares of Class A common and may be deemed to beneficially own 29,950 shares of Class A common stock that were granted to Mr. Richard A. Friedman in his capacity as a director of Hyatt. Mr. Friedman has an understanding with GS Group pursuant to which such shares are held for the benefit of GS Group. Mr. Friedman is a Managing Director in the Merchant Banking Division of GS&Co, and therefore Mr. Friedman may be deemed to have beneficial ownership of the GS Sunray Shares. Each of GS Group, GS&Co and Mr. Friedman disclaims beneficial ownership of the GS Sunray Shares, except to the extent of their pecuniary interest therein, if any. The address of the Goldman Sachs Funds, GS Group and GS&Co is 200 West Street, New York, New York 10282. Pursuant to the 2007 Stockholders’ Agreement, the Goldman Sachs Sunray Entities have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock.
(4)	Represents 12,654,050 shares of Class B common stock held of record by the Goldman Sachs Sunray Entities.
(5)	Represents (i) 108,457 shares of Class B common stock held of record by non-U.S. situs trusts for the benefit of certain lineal descendants of Nicholas J. Pritzker, deceased, of which CIBC Trust Company (Bahamas) Limited serves as trustee and has sole voting and investment power over such shares, (ii) 538,681 shares of Class B common stock held of record by Bombay Hotel Corporation (“Bombay”), and (iii) 134,669 shares of Class B common stock held of record by CPC, Inc. (“CPC”). The voting and investment decisions of Bombay are made by its three directors, all of whom are employees of an affiliate of CIBC Trust Company (Bahamas) Limited. In such capacity, CIBC Trust Company (Bahamas) Limited may be deemed to beneficially own such shares of Class B common stock directly held by Bombay. The voting and investment decisions of CPC are made by its two directors, Corporate Associates Limited and Commerce Services Limited, both of which are wholly-owned subsidiaries of CIBC Trust Company (Bahamas) Limited. In such capacity, CIBC Trust Company (Bahamas) Limited may be deemed to beneficially own such shares of Class B common stock directly held by CPC. J.P. Morgan Trust Company (Bahamas) Limited, as trustee of 2010 N3 Purpose Trust; Bessemer Trust Company (Cayman) Limited and Lewis M. Linn, as co-trustees of Settlement T-551-5C; and CIBC Trust Company (Bahamas) Limited, as trustee of Settlement T-551-7 each own approximately 30% of each of Bombay and CPC and disclaim beneficial ownership of the shares directly held by Bombay and CPC. The address of the principal business and principal office for CIBC Trust Company (Bahamas) Limited, not individually, but solely in the capacity as trustee of the non-U.S. situs trusts, is Goodman’s Bay Corporate Centre, First Floor, P.O. Box N-3933, Nassau, Bahamas. The address of the principal business and principal office for Bombay is c/o CIBC Bank & Trust Company (Cayman) Limited, CIBC Financial Centre, 11 Dr. Roy’s Drive, P.O. Box 694, George Town, Grand Cayman KY1-1107. The address of the principal business and principal office for CPC is c/o CIBC Trust Company (Bahamas) Limited, Goodman’s Bay Corporate Centre, West Bay Street, Ground Floor, P.O. Box N-3933, Nassau, Bahamas. Bombay, CPC and the trustees and adult beneficiaries of all of these non-U.S. situs trusts have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock. The selling stockholders may sell any shares of Class A common stock covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus. For additional information, see Part I, Item 1, “Business – Stockholder Agreements – Amended and Restated Global Hyatt Agreement” and “– Amended and Restated Foreign Global Hyatt Agreement” and Item 1A, “Risk Factors – Risks Related to Share Ownership and Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference herein. See also the Schedule 13D filed by the above-named trustees on August 26, 2010 (SEC Accession No. 0001193125-10-198223).
(6)	Represents (i) 3,654 shares of Class B common stock held of record by a non-U.S. situs trust for the benefit of Anthony N. Pritzker and/or certain of his lineal descendants, of which CIBC Trust Company (Bahamas) Limited serves as trustee, and (ii) 3,654 shares of Class B common stock held of record by a non-U.S. situs trust for the benefit of Jay Robert Pritzker and/or certain of his lineal descendants, of which CIBC Trust Company (Bahamas) Limited serves as trustee.
(7)	Represents 1,830,094 shares of Class B common stock held of record by the Anthony Pritzker Family Foundation. The address of the principal business and principal office for the Anthony Pritzker Family Foundation is 11150 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025. The Anthony Pritzker Family Foundation has agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock. The selling stockholders may sell any shares of Class A common stock covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus. For additional information, see Part I, Item 1, “Business — Stockholder Agreements” and Item 1A, “Risk Factors — Risks Related to Share Ownership and Other Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference herein. See also the Schedule 13D filed on August 26, 2010 (SEC Accession No. 0001193125-10-198366).

(8)	Represents 1,830,094 shares of Class B common stock held of record by the Anthony Pritzker Family Foundation.
(9)	Represents (i) 6,213,450 shares of Class B common stock held of record by limited partnerships whose general partners are limited liability companies owned by trusts for the benefit of Daniel F. Pritzker and/or certain of his lineal descendants, of which 1922 Trust Company LTA serves as trustee and has sole voting and investment power over such shares, (ii) 506,057 shares of Class B common stock held of record by trusts for the benefit of Daniel F. Pritzker and/or certain of his lineal descendants, of which 1922 Trust Company LTA serves as trustee and has sole voting and investment power over such shares, and (iii) 280,493 shares of Class A common stock held of record by trusts for the benefit of Daniel F. Pritzker and certain of his lineal descendants, of which CIBC Trust Company (Bahamas) Limited serves as trustee and has sole voting and investment power over such shares; but does not give effect to the sales of 233,000 shares of Class B common stock pursuant to Rule 144 that had not settled as of May 12, 2017. Lewis M. Linn serves as trustee of 1922 Trust, which is the sole member of 1922 Trust Company LTA, and has sole voting and investment power over the shares set forth in clauses (i) and (ii). The address of the principal business and principal office for 1922 Trust Company LTA, not individually, but solely in the capacity as trustee of the trusts represented by clauses (i) and (ii) and for Lewis M. Linn, not individually but solely as trustee of 1922 Trust, is 3555 Timmons Lane, Suite 800, Houston, Texas 77027; and for CIBC Trust Company (Bahamas) Limited, not individually, but solely in the capacity as trustee of the trusts represented by clause (iii), is Goodman’s Bay Corporate Centre, First Floor, P.O. Box N-3933, Nassau, Bahamas. The trustees and the adult beneficiaries of all of the trusts for the benefit of Daniel F. Pritzker and certain of his lineal descendants (the “Daniel F. Pritzker Family Group”) have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock. Subject to the terms of the Amended and Restated Global Hyatt Agreement and Amended and Restated Foreign Global Hyatt Agreement, the number of shares being registered pursuant to this registration statement represents the 25% permitted to be sold by the trustees of the Daniel F. Pritzker Family Group during the 12 month period commencing November 5, 2016 and ending November 4, 2017. The selling stockholders may sell any shares of Class A common stock covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus. For additional information, see Part I, Item 1, “Business – Stockholder Agreements – Amended and Restated Global Hyatt Agreement” and “– Amended and Restated Foreign Global Hyatt Agreement” and Item 1A, “Risk Factors – Risks Related to Share Ownership and Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference herein. See also the Schedule 13D filed by the above-named trustees on August 26, 2010 (SEC Accession No. 0001193125-10-198390).
(10)	Represents 3,093,937 shares of Class B common stock held of record by limited partnerships whose general partners are limited liability companies owned by trusts for the benefit of Daniel F. Pritzker and/or certain of his lineal descendants, of which 1922 Trust Company LTA serves as trustee.
(11)	Represents 1,830,094 shares of Class B common stock held of record by the Pritzker Family Foundation. The address of the principal business and principal office for the Pritzker Family Foundation is 111 S. Wacker Drive, Suite 4000, Chicago, Illinois 60606. The Pritzker Family Foundation has agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock. The selling stockholders may sell any shares of Class A common stock covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus. For additional information, see Part I, Item 1, “Business — Stockholder Agreements” and Item 1A, “Risk Factors — Risks Related to Share Ownership and Other Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference herein. See also the Schedule 13D filed on August 26, 2010 (SEC Accession No. 0001193125-10-198370).
(12)	Represents 1,830,094 shares of Class B common stock held of record by the Pritzker Family Foundation.
(13)	Represents (i) 300 shares of Class A common stock held of record by trusts for the benefit of Jennifer N. Pritzker and certain of her lineal descendants, of which Charles E. Dobrusin and Harry B. Rosenberg serve as co-trustees and share voting and investment power over such shares, (ii) 8,170 shares of Class A common stock held of record by Paratrooper LLC, which is owned by trusts for the benefit of Jennifer N. Pritzker and certain of her lineal descendants, of which Charles E. Dobrusin and Harry B. Rosenberg serve as co-trustees and share voting and investment power over such shares, (iii) 2,278,873 shares of Class B common stock held of record by trusts for the benefit of Jennifer N. Pritzker and certain of her lineal descendants, of which Charles E. Dobrusin and Harry B. Rosenberg serve as co-trustees and share voting and investment power over such shares, (iv) 21,128 shares of Class B common stock held of record by trusts for the benefit of Jennifer N. Pritzker and certain of her lineal descendants, of which Mary Parthe serves as trustee and has sole voting and investment power over such shares, (v) 101,149 shares of Class B common stock held of record by trusts for the benefit of Jennifer N. Pritzker and/or certain of her lineal descendants, of which J.P. Morgan Trust Company (Bahamas) Limited serves as trustee and has sole voting and investment power over 13,455 of such shares and 87,694 of such shares are voted or subject to disposition at the direction of an investment committee comprised of Charles E. Dobrusin and Harry B. Rosenberg who may be deemed to beneficially own such shares, and (vi) 19,001 shares of Class B common stock held of record by trusts for the benefit of Jennifer N. Pritzker and certain of her lineal descendants, of which CIBC Trust Company (Bahamas) Limited serves as trustee and has sole voting and investment power over such shares. The address of the principal business and principal office for Charles E. Dobrusin and Harry B. Rosenberg, not individually, but solely in the capacity as co-trustees of the trusts represented by clauses (i) through (iii) is 104 South Michigan Avenue, Suite 1000, Chicago, Illinois 60603; for Mary Parthe, not individually, but solely in her capacity as trustee of the trusts represented by clause (iv) is c/o Tawani Enterprises, Inc., 104 South Michigan Avenue, Suite 500, Chicago, Illinois 60603; for J.P. Morgan Trust Company (Bahamas) Limited, not individually, but solely in its capacity as trustee of the trusts represented by clause (v) is Bahamas Financial Centre, Shirley & Charlotte Streets, P.O. Box N-4899, Nassau, Bahamas; and for CIBC Trust Company (Bahamas) Limited, not individually, but solely in its capacity as trustee of the trusts represented by clause (vi) is Goodman’s Bay Corporate Centre, First Floor, P.O. Box N-3933, Nassau, Bahamas. The trustees and the adult beneficiaries of all of the trusts for the benefit of Jennifer N. Pritzker and certain of her lineal descendants (the “Jennifer N. Pritzker Family Group”) have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock. The selling stockholders may sell any shares of Class A common stock covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus. For additional information, see Part I, Item 1, “Business – Stockholder Agreements – Amended and Restated Global Hyatt Agreement” and “– Amended and Restated Foreign Global Hyatt Agreement” and Item 1A, “Risk Factors – Risks Related to Share Ownership and Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference herein. See also the Schedule 13D filed by the above-named trustees on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198421).

(14)	Represents (i) 300 shares of Class A common stock held of record by trusts for the benefit of Jennifer N. Pritzker and certain of her lineal descendants, of which Charles E. Dobrusin and Harry B. Rosenberg serve as co-trustees, (ii) 8,170 shares of Class A common stock held of record by Paratrooper LLC, which is owned by trusts for the benefit of Jennifer N. Pritzker and certain of her lineal descendants, of which Charles E. Dobrusin and Harry B. Rosenberg serve as co-trustees, (iii) 2,278,873 shares of Class B common stock held of record by trusts for the benefit of Jennifer N. Pritzker and/or certain of her lineal descendants, of which Charles E. Dobrusin and Harry B. Rosenberg serve as co-trustees and (iv) 101,149 shares of Class B common stock held of record by trusts for the benefit of Jennifer N. Pritzker and/or certain of her lineal descendants, of which J.P. Morgan Trust Company (Bahamas) Limited serves as trustee.
(15)	Represents (i) 7,023,048 shares of Class B common stock held of record by trusts for the benefit of Karen L. Pritzker and/or certain of her lineal descendants, of which Andrew D. Wingate and Lucinda Falk serve as co-trustees and share voting and investment power over such shares, (ii) 971,068 shares of Class B common stock held of record by trusts for the benefit of Karen L. Pritzker and/or certain of her lineal descendants, of which Andrew D. Wingate serves as trustee and has sole voting and investment power over such shares, (iii) 513,983 shares of Class B common stock held of record by trusts for the benefit of Karen L. Pritzker and/or certain of her lineal descendants, of which CIBC Trust Company (Bahamas) Limited and Andrew D. Wingate serve as co-trustees and share voting and investment power over such shares and (iv) 76,005 shares of Class B common stock held of record by trusts for the benefit of Karen L. Pritzker and/or certain of her lineal descendants, of which CIBC Trust Company (Bahamas) Limited, Andrew D. Wingate and Lucinda Falk serve as co-trustees and share voting and investment power over such shares. The address of the principal business and principal office for Andrew D. Wingate and Lucinda Falk, not individually, but solely in the capacity as co-trustees of the trusts represented by clause (i) and for Andrew D. Wingate, not individually, but solely in the capacity as trustee of the trusts represented by clause (ii), is 35 Windsor Road, North Haven, Connecticut 06473; and for CIBC Trust Company (Bahamas) Limited and Andrew D. Wingate, not individually, but solely in the capacity as co-trustees of the trusts represented by clause (iii) and for CIBC Trust Company (Bahamas) Limited, Andrew D. Wingate and Lucinda Falk not individually, but solely in the capacity as co-trustees of the trusts represented by clause (iv), is Goodman’s Bay Corporate Centre, First Floor, P.O. Box N-3933, Nassau, Bahamas. The trustees and the adult beneficiaries of all of the trusts for the benefit of Karen L. Pritzker and certain of her lineal descendants (the “Karen L. Pritzker Family Group”) have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock. Subject to the terms of the Amended and Restated Global Hyatt Agreement and Amended and Restated Foreign Global Hyatt Agreement, the number of shares being registered pursuant to this registration statement represents the 25% permitted to be sold by the trustees of the Karen L. Pritzker Family Group during the 12 month period commencing November 5, 2016 and ending November 4, 2017. The selling stockholders may sell any shares of Class A common stock covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus. For additional information, see Part I, Item 1, “Business – Stockholder Agreements – Amended and Restated Global Hyatt Agreement” and “– Amended and Restated Foreign Global Hyatt Agreement” and Item 1A, “Risk Factors – Risks Related to Share Ownership and Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference herein. See also the Schedule 13D filed by the above-named trustees on August 26, 2010 (SEC Accession No. 0001193125-10-198367).
(16)	Represents 3,136,054 shares of Class B common stock held of record by trusts for the benefit of Karen L. Pritzker and/or certain of her lineal descendants, of which Andrew D. Wingate and Lucinda Falk serve as co-trustees.
(17)	Represents (i) 14,650 shares of Class A common stock held by Penny Pritzker, individually; (ii) 20,682 shares of Class B common stock held by Penny Pritzker, individually, (iii) 9,438,440 shares of Class B common stock held of record by trusts for the benefit of Penny Pritzker and certain of her lineal descendants, of which Horton Trust Company LLC serves as trustee and has sole voting and investment power over such shares and (iv) 1,006,675 shares of Class B common stock held of record by a limited liability company owned by a trust for the benefit of Penny Pritzker and certain of her lineal descendants, of which Horton Trust Company LLC serves as trustee and has sole voting and investment power over such shares. The address of the principal business and principal office for Penny Pritzker and for Horton Trust Company LLC, not individually, but solely in the capacity as trustee of the trusts represented by clauses (iii) and (iv) is 300 North LaSalle Street, Suite 1500, Chicago, Illinois 60654. The trustees and the adult beneficiaries of all of the trusts for the benefit of Penny Pritzker and certain of her lineal descendants (the “Penny Pritzker Family Group”) have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock. Subject to the terms of the Amended and Restated Global Hyatt Agreement and Amended and Restated Foreign Global Hyatt Agreement, the number of shares being registered pursuant to this registration statement represents the 25% permitted to be sold by the trustees of the Penny Pritzker Family Group during the 12 month period commencing November 5, 2016 and ending November 4, 2017. The selling stockholders may sell any shares of Class A common stock covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus. For additional information, see Part I, Item 1, “Business – Stockholder Agreements – Amended and Restated Global Hyatt Agreement” and “– Amended and Restated Foreign Global Hyatt Agreement” and Item 1A, “Risk Factors – Risks Related to Share Ownership and Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference herein. See also the Schedule 13D filed by the above-named trustees on August 26, 2010 (SEC Accession No. 0001193125-10-198261).
(18)	Represents 1,006,675 shares of Class B common stock held of record by a limited liability company owned by a trust for the benefit of Penny Pritzker and certain of her lineal descendants, of which Horton Trust Company LLC serves as trustee and 2,323,577 shares of Class B common stock held of record by trusts for the benefit of Penny Pritzker and/or certain of her lineal descendants, of which Horton Trust Company LLC serves as trustee.
(19)

CIBC Trust Company (Bahamas) Limited in its capacity as trustee and other reporting persons, the Anthony Pritzker Family Foundation, the Daniel F. Pritzker Family Group, the Pritzker Family Foundation, the Jennifer N. Pritzker Family Group, the Karen L. Pritzker Family Group and the Penny Pritzker Family Group are party to certain agreements with the Separately Filing Group Members (as defined in the Schedule 13Ds referred to below), which agreements contain, among other things, certain voting agreements and limitations on the sale of their shares of common stock. As a result, the selling stockholders may be deemed to be members of a “group” within the meaning of Section 13(d)(3) of the Exchange Act, comprised of the selling stockholders and the Separately Filing Group Members (the “Pritzker Family Group”). Before this offering, the Pritzker Family Group beneficially owned in the aggregate 305,023 shares of Class A common stock, representing less than 1% of the Class A common stock outstanding as of May 12, 2017, and 75,399,394 shares of Class B common stock, representing approximately 83.5% of the Class B common stock outstanding as of May 12, 2017. Assuming that all of the shares of Class A common stock registered by the selling stockholders are sold, after the offering, the Pritzker Family Group will beneficially own in the aggregate 296,553 shares of Class A common stock, representing less than 1% of the

Class A common stock outstanding as of May 12, 2017, adjusted to reflect the conversion of all shares of Class B common stock sold in the offering into shares of Class A common stock, 59,791,633 shares of Class B common stock, representing approximately 96.3% of the Class B common stock outstanding as of May 12, 2017, as adjusted, and 60,088,186 shares of common stock, representing approximately 47.9% of the total common stock outstanding and approximately 87.5% of the total voting power as of May 12, 2017, as adjusted. The information on the Pritzker Family Group is based on, in part, (i) the Schedule 13D for the Non-U.S. Situs Trust, filed on August 26, 2010, as amended (SEC Accession No 0001193125-10-198223); (ii) the Schedule 13D for the Thomas J. Pritzker Family Trusts and Other Reporting Persons, filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198244); (iii) the Schedule 13D for the Nicholas J. Pritzker Family Trusts and Other Reporting Person, filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198283); (iv) the Schedule 13D for the Jennifer N. Pritzker Family Trusts and Other Reporting Persons, filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198421); (v) the Schedule 13D for the Karen L. Pritzker Family Trusts, filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198367); (vi) the Schedule 13D for the Penny Pritzker Family Trusts and Other Reporting Person, filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198261); (vii) the Schedule 13D for the Daniel F. Pritzker Family Trusts and Other Reporting Persons, filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198390); (viii) the Schedule 13D for the Anthony N. Pritzker Family Trusts, filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198366); (ix) the Schedule 13D for the Gigi Pritzker Pucker Family Trusts and Other Reporting Persons, filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198254); and (x) the Schedule 13D for the Jay Robert Pritzker Family Trusts, filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198370).

DESCRIPTION OF CAPITAL STOCK

General

The following is a summary of the material rights of our capital stock and related provisions of our amended and restated certificate of incorporation and amended and restated bylaws. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our amended and restated certificate of incorporation, amended and restated bylaws and registration rights agreements, copies of which have been filed with the SEC and are incorporated by reference into the registration statement of which this prospectus is a part. See the section of this prospectus titled “Where You Can Find More Information.”

Our amended and restated certificate of incorporation provides for two classes of common stock: Class A common stock, which has one vote per share, and Class B common stock, which has ten votes per share. Any holder of Class B common stock may convert his or her shares at any time into shares of Class A common stock on a share-for-share basis and, under certain circumstances, including upon any transfer (except for certain permitted transfers described in our amended and restated certificate of incorporation), the shares of Class B common stock will be automatically converted into shares of Class A common stock on a share-for-share basis. Otherwise the rights of the two classes of our common stock are identical. The rights of these classes of our common stock are discussed in greater detail below.

Our authorized capital stock consists of 1,432,318,251 shares, each with a par value of $0.01 per share, of which:

•	1,000,000,000 shares are designated as Class A common stock;

•	422,318,251 shares are designated as Class B common stock; and

•	10,000,000 shares are designated as preferred stock.

As of May 12, 2017, we had outstanding 35,165,599 shares of Class A common stock held by 32 stockholders of record and 90,323,839 shares of Class B common stock held by 94 stockholders of record. The number of stockholders of record of our Class A common stock (32 holders) does not include a substantially greater number of “street name” holders or beneficial holders of our Class A common stock whose shares are held of record by banks, brokers and other financial institutions. This number also excludes 3,550,661 shares of Class A common stock reserved for issuance under our Third Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan, as amended (the “LTIP”), 531,513 shares of our Class A common stock reserved for issuance under the Hyatt Hotels Corporation Employee Stock Purchase Plan, 1,169,195 shares of our Class A common stock available for issuance pursuant to the Amended and Restated Hyatt Corporation Deferred Compensation Plan and 300,000 shares of Class A common stock available for issuance pursuant to the Hyatt International Hotels Retirement Plan (commonly known as the Field Retirement Plan).

Common Stock

Voting Rights

The holders of our Class A common stock are entitled to one vote per share and the holders of our Class B common stock are entitled to ten votes per share on any matter to be voted upon by stockholders. Holders of Class A common stock and Class B common stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law.

The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.

Dividends

The holders of our Class A common stock and Class B common stock are entitled to share equally in any dividends that our board of directors may declare from time to time from legally available funds, subject to limitations under Delaware law and the preferential rights of holders of any outstanding shares of preferred stock. In addition, we must be in compliance with the covenants in our revolving credit facility in order to pay dividends. If a dividend is paid in the form of shares of common stock or rights to acquire shares of common stock, the holders of Class A common stock are entitled to receive Class A common stock, or rights to acquire Class A common stock, as the case may be, and the holders of Class B common stock are entitled to receive Class B common stock, or rights to acquire Class B common stock, as the case may be. See Part II, Item 5, “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchasers of Equity Securities – Dividends” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference herein.

Liquidation

Upon any voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of our corporation, the holders of our Class A common stock and Class B common stock are entitled to share equally, on a per share basis, in all our assets available for distribution, after payment to creditors and subject to any prior distribution rights granted to holders of any outstanding shares of preferred stock.

Conversion

Our Class A common stock is not convertible into any other shares of our capital stock.

Each share of Class B common stock is convertible at any time, at the option of the holder, into one share of Class A common stock. In addition, each share of Class B common stock will convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for certain permitted transfers described in our amended and restated certificate of incorporation, including the following:

•	transfers to any “permitted transferee” as defined in our amended and restated certificate of incorporation, which includes, among others, transfers:

•	between Pritzker family business interests or to the Pritzker Foundation and related Pritzker charitable foundations;

•	to lineal descendants of the transferor who are Pritzker family business interests, which we refer to as “related persons”;

•	to trusts for the current benefit of the transferor and related persons;

•	to corporations, partnerships, limited liability companies or other entities that are owned and controlled by the transferor and related persons;

•	to guardians of stockholders who are adjudged to be unable to manage their own affairs, and executors of estates of deceased stockholders;

•	for trusts, corporations, partnerships, limited liability companies or other entities, to their current beneficiaries, shareholders, partners, members or other equity holders who are Pritzker family business interests;

•	transfers to other holders of shares of Class B common stock and their permitted transferees;

•	granting a revocable proxy to any officer or director at the request of our board of directors;

•	pledging shares of Class B common stock pursuant to a bona fide loan or indebtedness transaction as to which the holder of Class B common stock continues to exercise voting control, provided that the foreclosure on those shares by the lender does not qualify as a permitted transfer and, unless the lender otherwise qualifies as a permitted transferee, will result in the automatic conversion of those shares into shares of Class A common stock;

•	transfers by parties to the 2007 Stockholders’ Agreement, dated as of August 2007, as amended, by and among Hyatt and the parties thereto (the “2007 Stockholders’ Agreement”) to their respective affiliates, subject to, and in accordance with, the 2007 Stockholders’ Agreement; and

•	transfers approved in advance by our board of directors or a majority of the independent directors on our board of directors after making a determination that the transfer is consistent with the purposes of the other types of transfers that are permitted.

Any transfer by a holder that is a party to, by a holder controlled by a person that is party to, or by a holder controlled by trusts whose beneficiaries are party to the 2007 Stockholders’ Agreement, the Amended and Restated Global Hyatt Agreement or the Amended and Restated Foreign Global Hyatt Agreement will not qualify as a “permitted transfer” unless the transferee executes a joinder to those agreements. If a successor trustee or trustees for a holder of shares of Class B common stock that is a trust and party to such agreements do not execute a joinder to such agreements, each share of Class B common stock will convert automatically into one share of Class A common stock.

Assuming the sale of all shares offered by the selling stockholders, 28,261,811 shares of Class B common stock will convert into 28,261,811 shares of Class A common stock at the time they are sold by the selling stockholders under this prospectus.

All shares of Class B common stock will convert automatically into shares of Class A common stock if, on any record date for determining the stockholders entitled to vote at an annual or special meeting of stockholders, the aggregate number of shares of our Class A common stock and Class B common stock owned, directly or indirectly, by the holders of our Class B common stock is less than 15% of the aggregate number of shares of our Class A common stock and Class B common stock then outstanding.

Once converted into Class A common stock, the Class B common stock cannot be reissued. No class of common stock may be subdivided or combined unless the other class of common stock concurrently is subdivided or combined in the same proportion and in the same manner.

Other than in connection with dividends and distributions, subdivisions or combinations, or mergers, consolidations, reorganizations or other business combinations involving stock consideration as provided for in our amended and restated certificate of incorporation, we are not authorized to issue additional shares of Class B common stock.

Mergers or Business Combinations

In any merger, consolidation, reorganization or other business combination, our amended and restated certificate of incorporation requires that the consideration to be received per share by the holders of Class A common stock and the holders of Class B common stock will be identical. If the consideration paid in the merger, consolidation, reorganization or other business combination is paid in the form of shares or other equity interests of us or another person, then the rights of the shares or other equity interests may differ to the extent that the rights of Class A common stock and the Class B common stock differ. These differences would be limited to the voting rights and conversion features of the Class A common stock and the Class B common stock.

Preemptive or Similar Rights

Pursuant to the 2007 Stockholders’ Agreement, if we propose to sell any new shares of common stock, or any other equity securities (subject to certain excluded securities issuances described in the agreement, including shares issued pursuant to equity compensation plans adopted by the board of directors and the issuance of shares of our common stock in a public offering), then each stockholder party to the agreement is entitled to receive notice of the terms of the proposed sale and may elect to purchase up to such stockholder’s pro rata share in the proposed sale on comparable terms. If not all stockholders party to the 2007 Stockholders’ Agreement elect to purchase their full preemptive allocation of new securities, then we will notify the fully-participating stockholders of such and offer them the right to purchase the unsubscribed new securities. Other than as described above, our common stock is not entitled to preemptive rights, conversion or other rights to subscribe for additional securities and there are no redemption or sinking fund provisions applicable to our common stock.

Fully Paid and Non-assessable

All of the outstanding shares of our Class A common stock and Class B common stock are fully paid and non-assessable.

Preferred Stock

Our board of directors is authorized, without any further action by our stockholders, but subject to the limitations imposed by Delaware law, to issue up to 10,000,000 shares of preferred stock in one or more series. Our board of directors may fix the designations, powers, preferences and rights of the preferred stock, along with any qualifications, limitations or restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock. The preferred stock could have voting or conversion rights that could adversely affect the voting power or other rights of holders of our common stock. The issuance of preferred stock, or rights to acquire preferred stock, could also have the effect, under certain circumstances, of delaying, deferring or preventing a change of control of our company.

Registration Rights

We have granted registration rights with respect to shares of Class A common stock, including shares of Class A common stock issuable upon conversion of shares of Class B common stock as described below to holders of (a) 15,021,819 shares of our common stock pursuant to the terms of the 2007 Registration Rights Agreement, and (b) 75,704,417 shares of our common stock pursuant to the terms of the 2009 Registration Rights Agreement. Only shares of Class A common stock may be registered pursuant to the terms of the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement. The following description of the terms of these registration rights agreements is intended as a summary only and is qualified in its entirety by reference to the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement, copies of which have been filed with the SEC and which are incorporated by reference to the registration statement of which this prospectus is a part. See the section of this prospectus titled “Where You Can Find More Information.”

As described under “– Piggyback Registration Rights” below, the registration of the 28,270,281 shares of Class A common stock, including the 28,261,811 shares of Class A common stock issuable upon conversion of 28,261,811 shares of Class B common stock, owned by the selling stockholders pursuant to the registration statement of which this prospectus is a part is being made pursuant to such selling stockholders’ right to request that we register such shares under the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement.

Demand Registration Rights

The holders of approximately 90,726,236 shares of our common stock are entitled to certain demand registration rights.

Long-Form Demand Registration Rights

Each stockholder party to the 2007 Registration Rights Agreement may, on not more than two occasions, request that we register all or a portion of such stockholder’s shares of Class A common stock issuable upon conversion of shares of Class B common stock under the Securities Act on Form S-1 if the anticipated aggregate offering price of such shares of Class A common stock exceeds $750,000,000, the stockholder making the request is (or will be at the anticipated time of effectiveness of the applicable registration statement) permitted to sell shares of its common stock under the lock-up provisions contained in the 2007 Stockholders’ Agreement and we are not otherwise eligible at the time of the request to file a registration statement on Form S-3 for the re-sale of such stockholder’s shares. For additional information with respect to these lock-up provisions, see the information under the caption “Stockholder Agreements – 2007 Stockholders’ Agreement” in Part I, Item 1, “Business” and “Risks Related to Share Ownership and Stockholder Matters – A significant number of shares of Class A common stock issuable upon conversion of Class B common stock could be sold into the market, which could depress our stock price even if our business is doing well” in Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference herein, and the sections of this prospectus titled “Where You Can Find More Information” and “Incorporation by Reference.”

The stockholders party to the 2009 Registration Rights Agreement may, on not more than one occasion, request that we register all or a portion of the shares of Class A common stock issuable upon conversion of such stockholders’ shares of Class B common stock under the Securities Act on Form S-1 if the anticipated aggregate offering price of such shares of Class A common stock exceeds $750,000,000 (net of underwriting discounts and commissions), the stockholders making the request are, at the anticipated time of effectiveness of the applicable registration statement, permitted to sell shares of their common stock under the applicable lock-up provisions contained in the Amended and Restated Global Hyatt Agreement and Amended and Restated Foreign Global Hyatt Agreement, and we are not otherwise prohibited from filing such registration statement under the 2007 Registration Rights Agreement, and we are not otherwise eligible at the time of the request to file a registration statement on Form S-3 for the re-sale of such stockholder’s shares. For additional information with respect to these lock-up provisions, see the information under the caption “Stockholder Agreements” in Part I, Item 1 “Business” and “Risks Related to Share Ownership and Stockholder Matters – A significant number of shares of Class A common stock issuable upon conversion of Class B common stock could be sold into the market, which could depress our stock price even if our business is doing well” in Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference herein, and the sections of this prospectus titled “Where You Can Find More Information” and “Incorporation by Reference.”

Short-Form Demand Registration Rights

The holders of approximately 90,726,236 shares of our common stock are entitled to certain Form S-3 demand registration rights.

Each stockholder party to the 2007 Registration Rights Agreement may, on not more than two occasions during each calendar year, request registration of their shares of Class A common stock issuable upon conversion of shares of Class B common stock under the Securities Act on Form S-3 if the anticipated aggregate offering amount of such shares of Class A common stock exceeds $100,000,000 and the stockholder making the request is (or will be at the anticipated time of effectiveness of the applicable registration statement) permitted to sell shares of its common stock under the lock-up provisions contained in the 2007 Stockholders’ Agreement.

Stockholders party to the 2009 Registration Rights Agreement holding at least 20% of the then issued and outstanding common stock may, on not more than one occasion during each calendar year, request registration of their shares of Class A common stock issuable upon conversion of shares of Class B common stock under the Securities Act on Form S-3 if the anticipated aggregate offering amount of such shares of Class A common stock exceeds $100,000,000 (net of underwriting discounts and commissions) and the stockholders making the request are, at the anticipated time of effectiveness of the applicable registration statement, permitted to sell shares of their common stock under the applicable lock-up provisions contained in the Amended and Restated Global Hyatt Agreement and Amended and Restated Foreign Global Hyatt Agreement, and we are not otherwise prohibited from filing such registration statement under the 2007 Registration Rights Agreement.

Under each of the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement, we will not be required to effect a demand registration or a Form S-3 demand registration within 180 days after the effective date of a registration statement related to a previous demand registration or Form S-3 demand registration. In addition, once every 12 months, we may postpone for up to 120 days the filing or the effectiveness of a registration statement for a demand registration or a Form S-3 demand registration, if our board of directors determines in good faith that such a filing (1) would be materially detrimental to us, (2) would require a disclosure of a material fact that might reasonably be expected to have a material adverse effect on us or any plan or proposal by us to engage in any acquisition or disposition of assets or equity securities or any merger, consolidation, tender offer, material financing or other significant transactions, or (3) is inadvisable because we are planning to prepare and file a registration statement for a primary offering of our securities.

Shelf Registration Rights

The holders of approximately 75,704,417 shares of our common stock are entitled under the 2009 Registration Rights Agreement to certain “shelf” registration rights with respect to shares of Class A common stock issuable upon conversion of such shares of Class B common stock.

Stockholders party to the 2009 Registration Rights Agreement may, in addition to the demand registration rights described above, request that we register all or a portion of shares of Class A common stock issuable upon conversion of such stockholders’ shares of Class B common stock on a shelf registration statement on Form S-3 pursuant to Rule 415 of the Securities Act, provided that the stockholders making the request are, at the anticipated time of effectiveness of the applicable registration statement, permitted to sell such shares of their common stock under the applicable lock-up provisions contained in the Amended and Restated Global Hyatt Agreement and Amended and Restated Foreign Global Hyatt Agreement. We have agreed to use our reasonable best efforts to keep any such shelf registration statement effective and updated for a period of three years (or, if earlier, such time as all the shares covered thereby have been sold). We have also agreed that, at the end of such three year period, we will refile a new shelf registration upon the request of stockholders party to the 2009 Registration Rights Agreement holding at least 1% of our outstanding common stock at such time.

Piggyback Registration Rights

The holders of 90,726,236 shares of common stock are entitled to certain “piggyback” registration rights with respect to shares of Class A common stock issuable upon conversion of such shares of Class B common stock.

In the event that we propose to register shares of Class A common stock under the Securities Act, either for our own account or for the account of other security holders, we will notify each stockholder party to the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement that is, or will be at the anticipated time of effectiveness of the applicable registration statement, permitted to sell shares of its common stock under the applicable lock-up provisions contained in the 2007 Stockholders’ Agreement, the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement of our intention to effect such a registration and will use our reasonable best efforts to include in such registration all shares requested to be included in the registration by each such stockholder, subject to certain marketing and other limitations.

Following our decision to file this shelf registration statement, in accordance with the registration rights agreements we notified the stockholders party to the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement of our intention to file this shelf registration statement and gave such stockholders the right to “piggyback” and register shares of Class A common stock, including shares of Class A common stock issuable upon conversion of shares of Class B common stock, owned by them and eligible to be sold under the applicable lock-up agreements on this shelf registration statement. Certain stockholders party to the 2007 Registration Rights Agreement elected to exercise their piggyback registration rights with respect to 12,654,050 shares of Class A common stock issuable upon conversion of shares of Class B common stock, and certain stockholders party to the 2009 Registration Rights Agreement elected to exercise their piggyback registration rights with respect to 8,470 shares of Class A common stock and 15,607,761 shares of Class A common stock issuable upon conversion of shares of Class B common stock. See the section of this prospectus titled “Selling Stockholders” for more information on the selling stockholders.

Expenses of Registration, Restrictions and Indemnification

We will pay all registration expenses, including the legal fees of one counsel for all holders under the 2007 Registration Rights Agreement and one counsel for all holders under the 2009 Registration Rights Agreement, other than underwriting discounts, commissions and transfer taxes, in connection with the registration of any shares of Class A common stock pursuant to any demand registration, Form S-3 demand or piggyback registration described above. Under the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement, if a request for a demand registration or Form S-3 demand registration is withdrawn at the request of the majority of the holders of registrable securities requested to be registered, the holders of registrable securities who have withdrawn such request shall forfeit such demand registration or Form S-3 demand registration unless those holders pay or reimburse us for all of the related registration expenses. In accordance with the 2009 Registration Rights Agreement, we have agreed to pay all registration expenses, including the legal fees of one counsel for the selling stockholders, other than any applicable underwriting discounts, commissions and transfer taxes, in connection with registering the shares of Class A common stock held by the selling stockholders.

The demand, Form S-3 demand and piggyback registration rights are subject to customary restrictions such as blackout periods and any limitations on the number of shares to be included in the underwritten offering imposed by the managing underwriter. The 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement also contain customary indemnification and contribution provisions.

Board Rights

Pursuant to our employment letter with Mr. Thomas J. Pritzker, we have agreed that so long as he is a member of our board of directors, we will use our commercially reasonable efforts to appoint him as our executive chairman as long as he is willing and able to serve in that office. If he is not appointed as executive chairman, he will be entitled to terminate his employment with the rights and entitlements available to him under our severance policies as if his employment was terminated by us without cause.

Pursuant to our employment letter with Mr. Mark S. Hoplamazian, we have agreed that so long as he is the president and chief executive officer of Hyatt, we will use our commercially reasonable efforts to nominate him for re-election as a director prior to the end of his term. If he is not re-elected to the board of directors, he will be entitled to terminate his employment with the rights and entitlements available to him under our severance policies as if his employment was terminated by us without cause.

Anti-Takeover Effects of Delaware Law and Provisions of Our Certificate of Incorporation and Bylaws

Certain provisions of Delaware law and our amended and restated certificate of incorporation and our amended and restated bylaws could have the effect of delaying, deferring or discouraging another party from acquiring control of us. In particular, our dual class common stock structure concentrates ownership of our voting stock in the hands of the Pritzker family business interests. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed in part to allow management to continue making decisions in the long-term best interest of Hyatt and all of our stockholders and encourage anyone seeking to acquire control of us to first negotiate with our board of directors. We believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could improve their terms.

Dual Class Structure

As discussed above, our Class B common stock is entitled to ten votes per share, while our Class A common stock is entitled to one vote per share. Our Class A common stock is the only class of stock that is publicly traded. As of May 12, 2017, Pritzker family business interests beneficially owned, in the aggregate, approximately 83.5% of our Class B common stock, representing approximately 60.1% of the total common stock outstanding and approximately 80.3% of the total voting power of our outstanding common stock. Assuming the sale of all 28,270,281 shares registered by the selling stockholders pursuant to this registration statement, Pritzker family business interests will beneficially own, in the aggregate, approximately 296,553 shares of our Class A common stock and 59,791,633 shares of our Class B common stock, representing approximately 47.9% of the total common stock outstanding and approximately 87.4% of the total voting power of our outstanding common stock. Pursuant to the voting agreements contained in the Amended and Restated Global Hyatt Agreement and Amended and Restated Foreign Global Hyatt Agreement, during the term of the voting agreement, which expires on the date upon which more than 75% of the company’s fully diluted shares of common stock is owned by non-Pritzker family business interests, Pritzker family business interests have agreed to vote their shares of our common stock consistent with the recommendation of our board of directors with respect to all matters (assuming agreement as to any such matter by a majority of a minimum of three independent directors (excluding for such purposes any Pritzker) or, in the case of transactions involving us and an affiliate, assuming agreement of all of such minimum of three independent directors (excluding for such purposes any Pritzker)). In addition, other existing stockholders, including investment funds associated with The Goldman Sachs Group, Inc., beneficially own as of May 12, 2017, in the aggregate, approximately 16.5% of our Class B common stock, representing approximately 12.2% of the outstanding shares of our common stock and approximately 16.0% of the total voting power of our outstanding common stock. Assuming the sale of all 28,270,281 shares registered by the selling stockholders pursuant to this registration statement, such other existing stockholders will beneficially own, in the aggregate, approximately 2,270,395 shares of our Class B common stock, representing approximately 1.8% of the total common stock outstanding and approximately 2.4% of the total voting power of our common stock. Pursuant to the voting agreement contained in the 2007 Stockholders’ Agreement, these entities have agreed to vote their shares of our common stock consistent with the recommendation of our board of directors, without any separate requirement that our independent directors agree with the recommendation. These voting agreements expire on the date that Thomas J. Pritzker is no longer chairman of our board of directors. For additional information with respect to these voting agreements, see the information under the caption “Stockholder Agreements” in Part I, Item 1, “Business” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference herein, and the sections of this prospectus titled “Where You Can Find More Information” and “Incorporation by Reference.” While these voting agreements are in effect, they may provide our board of directors with effective control over matters requiring stockholder approval, including the election of directors, a merger, consolidation or sale of all or substantially all of our assets and any other significant transaction. This is because the number of our shares that are required by the voting agreements to be voted consistent with the recommendation of our board of directors will be sufficient to determine the outcome of the election of directors and other matters submitted to stockholders for approval. Because of our dual class ownership structure and the voting agreements currently in effect, our board of directors may have effective control over matters requiring stockholder approval even if Pritzker family business interests and other holders of our Class B common stock own less than 50% of the outstanding shares of our common stock. If the majority of a minimum of three independent directors (excluding for such purposes any Pritzker) do not agree with the recommendation of our board of directors on a particular matter and, as a result, the voting agreements contained in the Amended and Restated Global Hyatt Agreement and Amended and Restated Foreign Global Hyatt Agreement do not apply, Pritzker family business interests will be able to exert a significant degree of influence or actual control over matters requiring stockholder approval. This concentrated control will limit your ability to influence corporate matters. As a result, we may take actions that you do not believe to be in our interests or your interests that could depress our stock price.

Certificate of Incorporation and Bylaws

In addition to our dual class structure, our amended and restated certificate of incorporation and our amended and restated bylaws include the following provisions, among others:

•	our board of directors is divided into three classes, with each class serving for a staggered three-year term;

•	our directors may be removed only for cause;

•	holders of our Class A common stock vote together with the holders of our Class B common stock on all matters, including the election of directors, and our amended and restated certificate of incorporation prohibits cumulative voting in the election of directors;

•	vacancies on our board of directors, and any newly created director positions created by the expansion of the board of directors, may be filled only by a majority of remaining directors then in office;

•	actions to be taken by our stockholders may only be effected at an annual or special meeting of our stockholders and not by written consent;

•	special meetings of our stockholders can be called only by the chairman of the board or by our corporate secretary at the direction of our board of directors;

•	our bylaws establish an advance notice procedure for stockholders to submit proposed nominations of persons for election to our board of directors and other proposals for business to be brought before an annual meeting of our stockholders;

•	our board of directors may issue up to 10,000,000 shares of preferred stock, with designations, rights and preferences as may be determined from time to time by our board of directors; and

•	an affirmative vote of the holders of at least 80% of the voting power of our outstanding capital stock entitled to vote is required to amend all provisions of our amended and restated certificate of incorporation and bylaws.

Delaware Anti-Takeover Statute

We have elected not to be governed by Section 203 of the Delaware general corporation law, which otherwise would prohibit a Delaware corporation, subject to certain exceptions, from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder.

Lock-Up Agreements

Assuming the sale of all 28,270,281 shares registered by the selling stockholders pursuant to this registration statement, holders of 60,088,186 shares, or approximately 47.9%, of our outstanding common stock have agreed to certain lock-up restrictions with respect to all or a portion of their common stock. Such lock-up provisions may delay, defer or prevent a merger or other takeover or a change of control of our company. For additional information with respect to these lock-up provisions, see the information under the caption “Stockholder Agreements” in Part I, Item 1, “Business” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference herein, and the sections of this prospectus titled “Where You Can Find More Information” and “Incorporation by Reference.”

The 2007 Stockholders’ Agreement further restricts the ability of stockholders party to the agreement to transfer their shares of common stock such that they may not transfer any shares of common stock to any known aggregators. For additional information with respect to these lock-up provisions, see the information under the caption “Stockholder Agreements – 2007 Stockholders’ Agreement” in Part I, Item 1, “Business” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference herein, and the sections of this prospectus titled “Where You Can Find More Information” and “Incorporation by Reference.”

Voting Agreements

Voting agreements entered into with and among our major stockholders, including Pritzker family business interests and investment funds associated with The Goldman Sachs Group, Inc., will result in a substantial number of our shares being voted consistent with the recommendations of our board of directors, which may limit your ability to influence the election of directors and other matters submitted to stockholders for approval. For additional information, see the information under the caption “Stockholder Agreements” in Part I, Item 1, “Business” and “Risks Related to Share Ownership and Stockholder Matters – A significant number of shares of Class A common stock issuable upon conversion of Class B common stock could be sold into the market, which could depress our stock price even if our business is doing well” in Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference herein, and the sections of this prospectus titled “Selling Stockholders,” “Where You Can Find More Information” and “Incorporation by Reference.”

Standstill Agreements

Each stockholder party to the 2007 Stockholders’ Agreement has agreed, subject to certain limited exceptions, not to participate in any acquisition of any of our or our subsidiaries’ securities, any tender or exchange offer, merger or other business combination involving us or any of our subsidiaries, any recapitalization, restructuring, liquidation, dissolution or any other extraordinary transaction with respect to us or any of our subsidiaries or affiliates, or any “solicitation” of “proxies” with respect to voting of our common stock. These standstill provisions may prevent a merger or other takeover or a change of control of us. For additional information, see “Certain Relationships and Related Party Transactions – 2007 Stockholders’ Agreement” included in our Proxy Statement on Schedule 14A for the annual stockholders’ meeting held on May 17, 2017, which is incorporated by reference herein.

Listing

Our Class A common stock is listed on the New York Stock Exchange under the symbol “H.”

Transfer Agent and Registrar

The transfer agent and registrar for the Class A common stock and Class B common stock is Wells Fargo Shareowner Services. The transfer agent’s address is 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120-4100, and its telephone number is (800) 468-9716.

PLAN OF DISTRIBUTION

Any selling stockholder may offer and sell the shares of Class A common stock covered by this prospectus, in any one or more of the following ways from time to time:

•	through agents;

•	to or through underwriters;

•	through brokers or dealers;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	directly by any selling stockholder to purchasers, including through a specific bidding, auction or other process; or

•	through a combination of any of these methods of sale.

If required by applicable law, we will describe in a prospectus supplement the particular terms of the offering of the shares of Class A common stock, including the following:

•	the names of any underwriters, dealers or agents;

•	the purchase price of the shares of Class A common stock and the net proceeds from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges on which the shares of Class A common stock may be listed; and

•	any other information we think is material.

In addition, any selling stockholder may sell any shares of Class A common stock covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus.

Selling stockholders may sell offered shares directly or through agents designated by them from time to time. Any agent in the offer or sale of the shares of Class A common stock for which this prospectus is delivered will be named, and any commissions payable to that agent will be set forth, in the prospectus supplement. Unless indicated in the prospectus supplement, the agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.

In connection with the sale of shares of Class A common stock covered by this prospectus, broker-dealers may receive commissions or other compensation from a selling stockholder in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the shares of Class A common stock for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us, a selling stockholder or from purchasers of the shares for whom they act as agents. Underwriters may sell the shares of Class A common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers agents or other persons acting on our behalf or behalf of a selling stockholder that participate in the distribution of the shares of Class A common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares of Class A common stock by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.

In connection with the distribution of the shares of Class A common stock covered by this prospectus or otherwise, a selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with a selling stockholder. A selling stockholder may also sell shares of Class A common stock short and deliver the shares of Class A common stock offered by this prospectus to close out short positions. A selling stockholder may also enter into options or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of shares of Class A common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. A selling stockholder may also from time to time pledge our securities pursuant to the margin provisions of customer agreements with a broker. Upon our default, the broker may offer and sell such pledged shares from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.

At any time a particular offer of the shares of Class A common stock covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate number of shares of Class A common stock covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us or the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the shares of Class A common stock covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the shares of Class A common stock sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the shares of Class A common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

In connection with an underwritten offering, we and any selling stockholder would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered shares will be obligated to purchase all of the covered shares, if any such shares of Class A common stock are purchased. A selling stockholder may grant to the underwriter or underwriters an option to purchase additional shares of Class A common stock at the public offering price, less any underwriting discount, as may be set forth in the revised prospectus or applicable prospectus supplement. If a selling stockholder grants any such option, the terms of that option will be set forth in the revised prospectus or applicable prospectus supplement.

Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us or a selling stockholder against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make. Under the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement, we have agreed to indemnify the selling stockholders against certain liabilities related to the sale of the Class A common stock, including liabilities arising under the Securities Act. The selling stockholders have agreed to indemnify us against certain liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, subject to the terms and conditions of the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement. Under the 2007 Registration Rights Agreement

and the 2009 Registration Rights Agreement, we have also agreed to pay the costs, expenses and fees of registering the shares of Class A common stock, other than applicable underwriting discounts, commissions and transfer taxes.

The selling stockholders and any other person participating in such distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the shares. All of the foregoing may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

There can be no assurance that any selling stockholder will sell any or all of the shares registered pursuant to the registration statement of which this prospectus is a part.

LEGAL MATTERS

The validity of the shares offered by this prospectus will be passed upon for us by Latham & Watkins LLP, Chicago, Illinois.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from the Hyatt Hotel Corporation’s Annual Report on Form 10-K, and the effectiveness of Hyatt Hotel Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements and other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also access filed documents at the SEC’s web site at www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act. This prospectus, which forms a part of the registration statement, does not contain all of the information in such registration statement. You may read or obtain a copy of the registration statement, including exhibits, from the SEC in the manner described above.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to those documents instead of repeating such information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and information incorporated by reference that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering; provided, however, that we are not incorporating any information deemed furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of any current report on Form 8-K:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on February 16, 2017;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 4, 2017;

•	our Proxy Statement on Schedule 14A for the annual stockholders’ meeting held on May 17, 2017, filed with the SEC on April 6, 2017;

•	our Current Report on Form 8-K, filed with the SEC on March 6, 2017;

•	our Current Report on Form 8-K, filed with the SEC on March 22, 2017;

•	our Current Report on Form 8-K, filed with the SEC on May 18, 2017; and

•	the description of our Class A common stock, par value $0.01 per share, contained in our registration statement on Form 8-A filed with the SEC on November 2, 2009, including any amendments or reports filed for the purpose of updating the description.

Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing to us or telephoning us at the address and telephone number set forth below.

Hyatt Hotels Corporation

Attn: Senior Vice President—Investor Relations

71 South Wacker Drive, 12th Floor

Chicago, Illinois 60606

(312) 750-1234

You may also access all of the documents above and incorporated by reference into this prospectus free of charge at our website www.hyatt.com. The reference to our website does not constitute incorporation by reference of the information contained on such website.

8,654,050 Shares

Hyatt Hotels Corporation

Class A Common Stock

PROSPECTUS SUPPLEMENT

                , 2017

Morgan Stanley